SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

ROGERS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Rogers Corporation, a Massachusetts corporation, will be held on Thursday, May 12, 2011, at 10:30 a.m., local time, at the corporate offices of Rogers Corporation, One Technology Drive, Rogers, Connecticut 06263 for the following purposes:

1.
To elect the ten members of the Board of Directors for the ensuing year: Michael F. Barry, Charles M. Brennan, III, Gregory B. Howey, J. Carl Hsu, Carol R. Jensen, Eileen S. Kraus, William E. Mitchell, Robert G. Paul, Robert D. Wachob and Peter C. Wallace.

2.	To vote on a non-binding advisory resolution to approve the executive compensation in the accompanying proxy statement for the meeting.

3.
To vote on a non-binding advisory resolution to determine whether a shareholder vote on a non-binding advisory resolution to approve executive compensation will occur once every one, two or three years.

4.	To approve an amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan to increase the number of shares of stock for issuance thereunder from 860,000 to 1,275,000.

5.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2011.

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March 16, 2011, the record date fixed by the Board of Directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly voting electronically over the Internet or by telephone or by dating, signing, and returning your proxy card in the pre-addressed, postage-paid return envelope (which will be provided to those shareholders who request to receive paper copies of these materials by mail), or by returning your voting instruction card to your broker. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is exercised. The proxy is solicited by the Board of Directors of Rogers Corporation.

We cordially invite you to attend the meeting.

By Order of the Board of Directors

Robert M. Soffer, Vice President and Secretary

March 22, 2011

Proxy Statement Table of Contents

Proposal 1: Election of Directors	3
Nominees For Director, Director Qualifications And Experience	3
Stock Ownership of Management	6
Beneficial Ownership of More Than Five Percent of Rogers Stock	7
Corporate Governance Practices	8
Board of Directors	9
Director Independence	9
Board Leadership Structure	9
Board Diversity	9
The Board’s Role In Risk Oversight	10
Meetings Of Certain Committees	10
Directors’ Compensation	13
Audit Committee Report	14
Compensation Discussion and Analysis	15
Base Salary	20
Short-Term Incentives	20
Long-Term Incentives	20
Risk Mitigation Provisions In The Executive Compensation Program	22
Retirement Benefits And Perquisites	23
Severance And Change In Control Protection	23
Impact Of Tax Treatment On Compensation Program Design	24
Compensation and Organization Committee Report	24
Executive Compensation	25
Summary Compensation Table	25
All Other Compensation For Fiscal Year 2010	26
Grants Of Plan Based Awards For Fiscal Year 2010	27
Grants Of Plan Based Awards Table	28
Outstanding Equity Awards At End Of Fiscal Year 2010	29
Option Exercises And Stock Vested For Fiscal Year 2010	31
Pension Benefits At End Of Fiscal Year 2010	31
Non-Qualified Deferred Compensation At End Of Fiscal Year 2010	33
Potential Payments On Termination Or Change In Control	34
Post Termination Table	38
Proposal 2:	Vote on a Non-Binding Advisory Resolution to Approve Executive Compensation	40
Proposal 3:	Vote on a Non-Binding Advisory Resolution to Determine Whether a Shareholder Vote on a Non-Binding
	Advisory Resolution to Approve Executive Compensation Will Occur Once Every One, Two or Three Years	42
Proposal 4:	Approval of an Amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan	43
Proposal 5:	Ratification of Appointment of Independent Registered Public Accounting Firm	51
Related Party Transactions	52
Section 16(a) Beneficial Ownership Reporting Compliance	53
Proposals of Shareholders	53
Solicitation of Proxies	53
“Householding” of Proxy Materials	53
Communications with Members of the Board of Directors	54
Availability of Certain Documents	54
Appendix A: Rogers Corporation 2009 Long-Term Equity Compensation Plan	A-1

One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Proxy Statement

We are providing you with this proxy statement and proxy card (either in paper copy or electronically via the Internet) in connection with the solicitation of proxies by the Board of Directors of Rogers Corporation (“Rogers” or the “Company”) for the Annual Meeting of Shareholders to be held on Thursday, May 12, 2011, at 10:30 a.m., local time, at the corporate offices of Rogers Corporation, One Technology Drive, Rogers, Connecticut 06263.

If you are a shareholder of record as of the close of business on March 16, 2011, you are entitled to vote at the meeting and any adjournment thereof. As of that date, 15,955,395 shares of Rogers’ capital stock (also referred to as common stock), $1 par value per share, were outstanding. You are entitled to one vote for each share owned. Execution of a proxy will not in any way affect your right to attend the meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Secretary of Rogers, by executing a proxy with a later date, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted) or by attending and voting at the meeting.

We are furnishing proxy materials to our shareholders on the Internet, rather than mailing a paper copy of the materials (including our 2010 annual report) to each shareholder, unless you have requested us to send you a paper or electronic mail copy. We have adopted this procedure pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper or electronic mail copy of these proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received the Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. Distribution of the Notice to shareholders is scheduled to begin on or about March 29, 2011. If your shares are held by a brokerage firm, dealer or other similar organization, the Notice or proxy materials, as applicable, are being forwarded to you by that organization, and you should follow the instructions for voting as set forth on that organization’s voting instruction card.

Under the rules of the New York Stock Exchange (“NYSE”), if you hold shares through a broker, your broker is permitted to vote your shares on routine matters in its discretion even if the broker does not receive instructions from you. An example of such a routine matter is the proposal to ratify the appointment of an independent registered public accounting firm. Other than this ratification proposal, none of the matters to be voted on at the meeting are considered to be a routine matter for this purpose. Therefore, you are strongly encouraged to vote.

The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote on a matter at the meeting is necessary to constitute a quorum with respect to that matter. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Neither abstentions nor broker “non-votes” will be considered votes properly cast favoring or opposing a matter.

Because the outcome of each of the proposals with respect to the non-binding advisory resolution to approve executive compensation, the approval of an amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan and the ratification of the appointment of the independent registered public accounting firm will be based on the votes properly cast and favoring or opposing each of these proposals, neither abstentions nor broker “non-votes” will have any effect upon the outcome of voting with respect to any of these three proposals.

With regard to the election of directors, votes may be cast for all nominees or withheld from all nominees or any particular nominee. Votes withheld in connection with the election of one or more directors will not be counted as votes cast for such individuals. Those nominees receiving the ten highest numbers of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of voting in the election of directors.

With regard to the non-binding advisory vote on the frequency of a non-binding advisory vote on executive compensation, shareholders have the choice of voting for a frequency of one, two or three years, or abstaining. The choice receiving a plurality of votes will not be binding upon, but will be given due regard by, the Board of Directors. The Board may, however, also consider the number of votes cast for the other two choices and abstentions in making a decision on how frequently shareholders will vote on a non-binding advisory resolution on executive compensation. Broker non-votes will not have any effect on the outcome of this matter.

We do not expect any matters other than those set forth in the accompanying Notice of Annual Meeting of Shareholders to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies properly executed and received will be voted with respect to such matter in accordance with the judgment of the persons named as proxies.

Proposal 1: Election of Directors

The directors of Rogers are elected annually by shareholders and hold office until the next Annual Meeting of Shareholders and thereafter until their successors have been chosen and qualified. The Board of Directors has been advised that each nominee will serve if elected. If any of these nominees should become unavailable for election, proxies will be voted for the election of such other person, or for fixing the number of directors at a lesser number, as the Board of Directors may recommend. All of the nominees are currently directors of Rogers and were elected to their present term of office at the May 12, 2010, Annual Meeting of Shareholders, except for Michael F. Barry and Peter C. Wallace who were appointed by the Board of Directors on June 15, 2010.

NOMINEES FOR DIRECTOR, DIRECTOR QUALIFICATIONS AND EXPERIENCE

Michael F. Barry, 52, has been a Director of the Company since June of 2010. Mr. Barry currently is a member of the Board of Directors (since September of 2008) and its Chairman since May of 2009 of Quaker Chemical Corporation and he has been Quaker’s Chief Executive Officer and President since October of 2008. Mr. Barry has held a number of positions with Quaker since 1998, including Chief Financial Officer, Vice President and Global Industry Leader – Industrial Metalworking and Coatings, and Senior Vice President and Managing Director – North America. By serving in a variety of leadership and executive positions with Quaker, Mr. Barry has gained experience in accounting/finance, financial reporting, risk assessment, industrial marketing and services, organizational development, global organizations, governance, strategic planning, corporate development, research and development and manufacturing. This extensive and varied business experience is a valuable resource to the Rogers’ Board of Directors and its management.

Charles M. Brennan, III, 69, has been a Director of the Company since 2005. Mr. Brennan is the retired Chairman and Chief Executive Officer of the MYR Group Inc. (1989 to 2000). From 1974 to 1988 Mr. Brennan worked for Gould Inc. as: a member of the Board of Directors (1983 to 1988); Senior Vice President and Chief Financial Officer (1980 to 1988); Managing Director of ITE N.V., a European industrial group in which Gould had a 46% interest (1976 to 1979); Group Vice President Latin America (1978 to 1980); and Treasurer (1974 to 1976). Mr. Brennan is also a Director of Dycom Industries, Inc. By serving in such executive and leadership positions Mr. Brennan has gained valuable experience in business operations as well as in accounting/finance, financial reporting, risk assessment, corporate development, manufacturing, global operations, strategic planning, organizational development and corporate governance. Rogers’ Board of Directors benefits from Mr. Brennan’s extensive international business experience, financial background and his experience as a former Chief Executive Officer of a New York Stock Exchange listed firm.

Gregory B. Howey, 68, has been a Director of the Company since 1994. Mr. Howey acquired Okay Industries, Inc. in March of 1990 and served as President until March 1, 2011, and currently serves as Chairman. Okay Industries, a private company, is a contract manufacturer of metal components and sub-assemblies for the medical device, automotive, general industrial and firearms and defense industries. Mr. Howey served on the Board of Directors of American Financial Holdings, a public bank holding company (2000-2003). Until June 1989, he had been Executive Vice President of Insilco Corporation, at that time a Fortune 500 company, and in that position gained extensive experience in operations, acquisitions and divestures. The Company’s Board of Directors benefits from the knowledge and experience acquired by Mr. Howey during his long and successful business career.

J. Carl Hsu, PhD, 69, has been a Director of the Company since 2007. Since October of 2001, Mr. Hsu has served as Professor, School of Electrical Engineering and Computer Science, at Peking University, in Beijing, People’s Republic of China. From 1972 until his retirement in December 2003, he served in a variety of senior positions at Bell Laboratories (including AT&T and Lucent), most recently as President and Chief Executive Officer, Bell Laboratories Asia Pacific and China, headquartered in Beijing. His positions during this period also included service as President and Chief Executive Officer of Lucent’s Communications Software Group and as Executive Vice President, Advanced Technologies of Bell Laboratories. He is currently a member of the Board of Directors of Taiwan Mobile Co., Ltd, and Trident Microsystems, Inc. Mr. Hsu’s experience in senior executive positions gives him the qualifications and skills to add value to the Company’s Board of Directors and to management. In addition, Mr. Hsu’s location in and experience doing business in China and other areas of Asia provides significant value to Rogers given the Company’s growing presence in China and other parts of Asia.

Carol R. Jensen, PhD, 58, has been a Director of the Company since 2006. Ms. Jensen is currently President and Principal Partner in Lightning Ranch Group, a privately held group of companies in ranching, real estate, technology consulting, and aviation. She has previously served as a director of the Microelectronic Computer Corporation and the American Chamber of Commerce - Denmark. She previously held positions at Dow Chemical Corporation (as Vice President of Research & Development of Performance Chemicals 2001 - 2004); 3M Corporation (an Executive Director of Research & Development 2000-2001, Managing Director of 3M Denmark 1998-2000, and Technical Director of 3M’s Electronic Products business 1990-

1998) and IBM Corporation (various research, development, marketing and strategic corporate positions 1979-1990). She was also an adjunct professor of Chemistry at the University of Texas, Austin (1991-1994). In these positions she gained experience in the electronic and internet industry, the chemical and materials industry, and in research, marketing, development, manufacturing, sales, international business, governance and executive management. This technical background and experience make Mr. Jensen a valuable member of the Company’s Board of Directors.

Eileen S. Kraus, 72, has been a Director of the Company since 2001. She is the retired Chairman, Fleet Bank, Connecticut, a subsidiary of Fleet Boston Financial Corporation, from 1995 to 2000. She had been President, Shawmut Bank Connecticut, N.A., and Vice Chairman of Shawmut National Corporation from 1992 to 1995; Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. from 1990 to 1992; and Executive Vice President of those institutions from 1987 to 1990. She is the Lead Director of Kaman Corporation, Chairman of the Audit Committee of Ironwood Mezzanine Funds I and II and Chairman of the Advisory Committee of Ironwood Mezzanine Fund I. Ms. Kraus has broad general management experience and financial expertise from her years in senior management at various large banks. Ms. Kraus has considerable corporate governance expertise from her service on five publicly-held companies. Ms. Kraus’ knowledge of the Company and her management experience and financial expertise make her a valuable resource for the Board and management.

William E. Mitchell, 67, has been a Director of the Company since 1994 except between April of 2007 and May of 2008 when he did not serve as a Director of the Company because of other business commitments. Mr. Mitchell is the Managing Partner of Sequel Capital Management, LLC, a private equity firm that he founded. He was Chairman of the Board of Directors of Arrow Electronics, Inc., from 2006 to 2009, and President and Chief Executive Officer of Arrow Electronics, Inc. from 2003 to 2009. Mr. Mitchell was Executive Vice President of Solectron Corporation and President of Solectron Global Services, Inc., from 1999 to 2003. Other current directorships are Brown-Forman Corporation, Humana Incorporated and National Semiconductor Corporation. Mr. Mitchell’s qualifications and skills include global business leadership and operations experience, financial expertise, global sales and marketing experience, and experience with global supply chain and distribution strategies for industrial and consumer goods. This business experience is valuable to the Board of Directors and management of Rogers.

Robert G. Paul, 69, has been a Director of the Company since 2000. Mr. Paul is the former President of the Base Station Subsystems Unit of Andrew Corporation, from which he retired in March 2004. From 1991, through July 2003, he was President and Chief Executive Officer of Allen Telecom Inc. which was acquired by Andrew Corporation during 2003. Mr. Paul joined Allen Telecom in 1970 where he built a career holding various positions of increasing responsibility including Chief Financial Officer. Mr. Paul also serves on the Board of Directors for Comtech Telecommunications Corp. and Kemet Corporation. The Company’s Board of Directors and management benefits from Mr. Paul’s extensive experience in the communications industry, one of the primary market segments into which the Company sells its products. Mr. Paul’s strong financial background adds accounting expertise to the Board’s activities. In addition, Mr. Paul’s experience running a public company with markets throughout the world and manufacturing plants in Europe, Asia and the Americas provides a strong fit with Rogers’ global markets and operations.

Robert D. Wachob, 63, has served on Rogers’ Board of Directors since April of 2004 when he became President and Chief Executive Officer of the Company. Since 1984, when he joined the Company, he has held numerous other management positions, most recently President and Chief Operating Officer (April 2002 to April 2004) and Executive Vice President (January 2000 to April 2002). By serving in a variety of key management positions within Rogers, Mr. Wachob has gained an in-depth knowledge of the markets that Rogers serves and the products it sells. He has also gained valuable experience in many other areas including industrial sales and marketing, manufacturing, global operations, strategic planning, corporate development, accounting and finance, organizational development, corporate governance and risk management. His in-depth knowledge of the Company complements the knowledge and experience of the Non-Management Directors.

Peter C. Wallace, 56, has been a Director of the Company since June of 2010. Mr. Wallace has served as President and Chief Executive Officer, and a Director of Robbins & Myers, Inc. since July of 2004. Prior to joining Robbins & Myers, he was President and Chief Executive Officer of IMI Norgren Group from October 2001 to July 2004. Mr. Wallace is also a Director of Applied Industrial Technologies, Inc. Mr. Wallace’s career has included senior functional roles in application engineering, sales, marketing, and international operations before becoming the Chief Executive Officer of several multinational corporations. This broad and extensive experience is valuable to Rogers’ Board of Directors and to management.

Director Qualifications and Experience

The following table identifies the primary experience, qualifications, attributes and skills of the ten nominees for director. The information in this table along with the nominee biographical information on the two immediately preceding pages was used by the Board of Directors in making its nomination decision. The absence of an “X” in any box should not be construed to be a determination that the director entirely lacks such an attribute.

Item Description	Barry	Brennan	Howey	Hsu	Jensen	Kraus	Mitchell	Paul	Wachob	Wallace
(1) serves or has served on the Board of other public companies	X	X	X	X		X	X	X		X
(2) serves or has served on the Board of private companies		X	X	X	X	X	X			X
(3) sitting CEO or President, or Retired CEO or President	X	X	X	X	X	X	X	X	X	X
(4) specialized functional experience related to: a. acquisitions	X	X	X			X	X	X	X	X
b. human resources		X	X			X
c. finance	X	X	X	X		X	X	X	X	X
d. research and development	X		X	X	X		X			X
(5) operating / manufacturing background	X	X	X	X	X	X	X	X	X	X
(6) knowledge of Rogers’ industry and markets		X	X	X	X	X	X	X	X
(7) knowledge of Rogers’ technology		X	X	X			X	X	X
(8) international experience	X	X	X	X	X		X	X	X	X
(9) strategic thinker	X	X	X	X	X	X	X	X	X	X
(10) able to identify and assess risk	X	X	X	X	X	X	X	X	X	X
(11) a broad perspective	X	X	X	X	X	X	X	X	X	X
(12) collegial personality	X	X	X	X	X	X	X	X	X	X

Vote Required and Recommendation of the Board of Directors

Directors will be elected by a plurality of the votes properly cast. This means those nominees receiving the ten highest numbers of votes at the Annual Meeting of Shareholders will be elected, even if such votes do not constitute a majority of the votes properly cast. Abstentions and broker non-votes will not have any effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” the election of the above named nominees to the Board of Directors.

Stock Ownership of Management

This table provides information about the beneficial ownership of Rogers’ capital stock as of March 16, 2011, by each of the current members of the Board of Directors and named executive officers (“NEOs”) listed in the “Summary Compensation Table” on page 25 and by all directors and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

	Beneficial Ownership
	Total	Percent of	Total Stock
Name of Person or Group	Shares (1)	Class (2)	Interest (3)
Michael F. Barry	0	*	2,750
Michael D. Bessette (1)	125,064	*	125,064
Charles M. Brennan, III	23,092	*	25,892
Robert C. Daigle (4)	125,285	*	125,285
Gregory B. Howey	64,779	*	78,330
J. Carl Hsu	12,165	*	14,965
Carol R. Jensen (4)	18,117	*	20,917
Peter G. Kaczmarek	115,153	*	115,153
Eileen S. Kraus	42,254	*	49,106
Dennis M. Loughran	45,603	*	45,603
William E. Mitchell	18,803	*	22,598
Robert G. Paul	43,101	*	51,874
Robert D. Wachob (1), (4)	535,327	3.26	535,327
Peter C. Wallace	0	*	3,547
All Directors and Executive Officers as a Group (24 Persons) (1)	1,667,853	9.61	1,715,521

*	Less than 1%.
(1)
Represents the total number of currently owned shares and shares acquirable within 60 days of March 16, 2011, through the exercise of stock options. Shares acquirable under stock options exercisable within 60 days for each individual are as follows (last name/number of shares): Bessette/79,971; Brennan/13,612; Daigle/110,450; Howey/35,500; Hsu/4,500; Jensen/10,679; Kaczmarek/101,450; Kraus/34,230; Loughran/43,850; Mitchell/13,349; Paul/35,500; Wachob/333,667; and the group of 24 individuals/1,143,241. Includes 37,199, 135,333 and 263,165 shares subject to options held by Messrs. Bessette and Wachob, and all directors and executive officers as a group, respectively, that become exercisable in the event of voluntary retirement. The Company is not aware of any present intention of such individuals to retire within 60 days of March 16, 2011.

(2)
Represents the percent ownership of total outstanding shares of capital stock, based on 15,955,395 shares of common stock outstanding as of March 16, 2011, and on an individual or group basis those shares acquirable by the respective directors and executive officers within 60 days of March 16, 2011, through the exercise of stock options.

(3)	Includes total beneficial ownership plus the number of shares of capital stock that have been deferred pursuant to Rogers’ compensation programs.
(4)	Messrs. Daigle and Wachob and Ms. Jensen own, respectively: 3,593, 54,692 and 7,438 shares included above as to which investment and voting power is shared with their spouses.

The address of all persons listed above is c/o Rogers Corporation, One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188.

Beneficial Ownership of More Than Five Percent of Rogers Stock

This table provides information regarding beneficial ownership as of December 31, 2010, of each person known to Rogers to own more than 5% of its outstanding capital stock. The information in this table is based upon filings by each such person with the SEC on Schedule 13G (including amendments) under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, the beneficial owners have sole voting and dispositive power with respect to the shares listed below.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class (1)
Lord, Abbett & Co. LLC (2)
90 Hudson Street
Jersey City, NJ 07302	1,487,385	9.3
Frontier Capital Management Co., LLC (3)
99 Summer Street
Boston, MA 02110	1,365,294	8.6
BlackRock, Inc. (4)
40 East 52nd Street
New York, NY 10022	1,236,561	7.8
Invesco Ltd. (5)
1555 Peachtree Street NE
Atlanta, GA 30309	1,053,669	6.6

(1)	Based on 15,955,395 shares outstanding as of the record date, March 16, 2011.
(2)
Lord, Abbett & Co. LLC, a registered investment advisor (“Lord Abbett”), reports it has voting power with respect to 1,308,038 of the shares listed above and dispositive power with respect to 1,487,385 of the shares listed above. Lord Abbett Research Fund, Inc.-Small-Cap Value Series, an investment advisory client of Lord Abbett, reports it has voting and dispositive power with respect to 987,435 of, the Company believes, the shares listed above.

(3)
Frontier Capital Management Co., LLC, a registered investment advisor, reports it has sole voting power with respect to 907,789 of the shares listed above and sole dispositive power with respect to 1,365,294 of the shares listed above.

(4)	BlackRock, Inc. reports it has sole voting and dispositive power with respect to all of the shares listed above.
(5)
Invesco Ltd. is a registered investment advisor and parent holding company. Invesco Advisers, Inc. a subsidiary of Invesco Ltd., reports it has sole voting and dispositive power with respect to 1,039,590 of the shares listed above, and Invesco Powershares Capital Management, a subsidiary of Invesco Ltd., reports it has sole voting and dispositive power with respect to 14,079 of the shares listed above.

Corporate Governance Practices

Rogers has long subscribed to sound corporate governance practices. Such basic principles are summarized here.
  The Board of Directors is elected by and is accountable to the shareholders. Its primary purpose is to oversee management and to assure that the long-term interests of the shareholders are being served.

  All directors stand for election annually.

  The Board of Directors has adopted a retirement policy for directors, which is set forth in Rogers’ Corporate Governance Guidelines, under which directors may not be nominated for election after age 72 unless the Board deems it advisable to do so.

  The Board of Directors has determined that nine of its ten directors, representing a substantial majority of the Board, are independent. Rogers’ Corporate Governance Guidelines require that a majority of the Board be independent under NYSE listing requirements but also state that it is the Board of Directors’ goal (but not a requirement) that at least two-thirds of the directors be independent.

  The standing committees of the Board of Directors consist solely of independent directors. The charters of all of the committees of the Board of Directors are approved by the entire board and clearly establish committee responsibilities.

  The Audit Committee has sole responsibility for selecting, engaging, evaluating and terminating Rogers’ independent registered public accounting firm. The Audit Committee also has full responsibility for determining the independent registered public accounting firm’s compensation and oversees and evaluates Rogers’ internal audit function. The Audit Committee has three members who are “audit committee financial experts”.

  The non-management directors (all of whom currently are independent) regularly meet in executive session and there is an independent “Lead Director” who is responsible for presiding over such meetings.

  The Board of Directors annually evaluates its own performance. Each of the board committees conducts an annual self-evaluation of its respective performance. These evaluations are overseen by the Nominating and Governance Committee.

  The Board of Directors annually reviews a strategic plan and a one-year operating plan that is linked to strategic objectives.

  The Compensation and Organization Committee of the Board of Directors evaluates the performance of the Chief Executive Officer (“CEO”) and determines his compensation. The Board of Directors as a whole oversees CEO and other senior management succession planning.

  Directors have complete access to all levels of management and also are provided with opportunities to meet with members of management on a regular basis.

  The Corporate Governance Guidelines are available both on Rogers’ website, www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

Board of Directors

DIRECTOR INDEPENDENCE

Under the listing standards of the NYSE, the Board of Directors is required to affirmatively determine which of its directors are independent based in part on the absence of any direct or indirect material relationship between the Company and the director. The Board has adopted the following categorical standards, which are also contained in the Rogers Corporation Corporate Governance Guidelines available on Rogers’ website, www.rogerscorp.com/cg/, to assist it in determining director independence in accordance with the NYSE’s independence standards:
  If a Rogers’ director (other than a member of the Audit Committee) receives direct or indirect annual compensation or other benefits (other than board and committee fees) from Rogers, such amount should not exceed $30,000;
  If a Rogers’ director is an executive officer of another company that does business with Rogers, the annual sales to, or purchases from, Rogers should be less than 1% of the revenues of the company he or she serves as an executive officer;
  If a Rogers’ director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, the total amount of either company’s indebtedness to the other should be less than 1% of the total consolidated assets of the company he or she serves as an executive officer; and
  If a Rogers’ director serves as an officer, director or trustee of a charitable organization, Rogers’ discretionary charitable contributions to the organization should be less than 1% of that organization’s total annual charitable receipts. (Rogers’ matching of employee charitable contributions will not be included in the amount of Rogers’ contributions for this purpose.)
The Board of Directors has affirmatively determined that all of the current directors other than Mr. Wachob satisfy these standards and accordingly have no direct or indirect material relationship with Rogers other than (1) serving as a director and a board committee member, (2) receiving related fees as disclosed in this proxy statement under “Directors’ Compensation” and (3) having beneficial ownership of Rogers’ securities as disclosed in this proxy statement under “Stock Ownership of Management”. Because Rogers’ other board members also satisfy the other independence requirements of the NYSE listing standards, the following directors are independent thereunder: Michael F. Barry, Charles M. Brennan, III, Gregory B. Howey, J. Carl Hsu, Carol R. Jensen, Eileen S. Kraus, William E. Mitchell, Robert G. Paul and Peter C. Wallace.

BOARD LEADERSHIP STRUCTURE

Rogers Corporation is led by Robert D. Wachob who has served as the Company’s President and CEO since April of 2004. The Company’s bylaws provide that unless otherwise provided by the directors, the CEO shall preside, when present, at all meetings of shareholders and (unless a chairman of the Board of Directors has been appointed and is present) of the directors. If a chairman of the Board of Directors is appointed, he or she shall preside at all meetings of the Board of Directors at which he or she is present. Currently, there is no chairman of the Board as during the last twenty years the Board has selected only recently retired, or soon to be retired, CEOs of the Company to serve in this capacity. The Company’s Board currently has nine independent members and one non-independent member, Mr. Wachob. There is an independent Lead Director whose responsibilities include presiding at executive sessions of the independent directors, providing periodic feedback to the CEO, reviewing board agendas and being a person whom shareholders can contact should they wish to communicate with the Board. Other independent directors also provide input for board agendas. Independent directors hold executive sessions without management present as frequently as they deem appropriate, and generally such an executive session is held at each in-person, regularly scheduled board meeting. The Board has five standing committees - (1) audit, (2) compensation and organization, (3) finance, (4) nominating and governance and (5) safety and environment. Each such committee is comprised solely of independent directors, with each of the five committees having a separate chairperson who participates in the development of committee agendas. We believe that this leadership structure works well for the Company because it is combined with a compatible board culture, a board with typically only eight to ten members. Such a board culture creates an environment in which there are candid disclosures by management about the Company’s performance and a culture in which directors can regularly engage management and each other in active and meaningful discussions about various corporate matters. This is also an environment in which senior managers are able to express their own opinions. The current leadership structure and board culture provide sufficient flexibility to address varying issues as conditions change.

BOARD DIVERSITY

As set forth in its Corporate Governance Guidelines, Rogers endeavors to have a board with diverse experience at policy-making or strategic-planning levels in business or in other areas that are relevant to the Company’s activities. The Nominating and Governance Committee does not have a formal policy with respect to diversity in identifying or selecting nominees for the Rogers’ Board, but in evaluating nominees, the committee assesses the background of each candidate in a number of different ways, including how the individual’s qualifications complement, strengthen and enhance those of existing board members as well as the future needs of the Board. During the Board’s annual self-evaluation, and at other times during the year, the directors assess the Board’s performance and ways in which such performance can be improved.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board has an active role as a whole, and also at the committee level, in overseeing management of the Company’s risks. The entire Board receives regular reports from management concerning areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. Although the full Board as a whole is responsible for overseeing the Company’s risk management, each Board committee is responsible for evaluating the risks associated with its area of responsibility and discussing its findings and making recommendations to the full Board.

The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are prudent based on the Company’s strategy and the current business environment. While the Board oversees the Company’s risk management, the Company’s senior management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

MEETINGS OF CERTAIN COMMITTEES

Board of Directors

The Rogers’ Board of Directors held eleven meetings during 2010. The Board of Directors has five standing committees, including an Audit Committee, a Compensation and Organization Committee and a Nominating and Governance Committee. Except for Walter E. Boomer, all directors attended at least 75% in the aggregate of the meetings held in 2010 of the Board and the committees on which each such director served during his or her tenure as Board and committee members. The Rogers’ Corporate Governance Guidelines provide that all directors are expected to attend the annual meeting of shareholders absent an unavoidable conflict. All of the members of the Board of Directors attended the 2010 Annual Meeting of Shareholders except for Mr. Boomer, who did not stand for re-election. In addition, Michael F. Barry and Peter C. Wallace did not attend the 2010 Annual Meeting of Shareholders, as they did not join the Board until approximately one month later.

The Rogers’ Board of Directors adopted a set of Corporate Governance Guidelines, which set forth information pertaining to director qualifications and responsibilities, as well as other corporate governance practices and policies. These guidelines are available both on Rogers’ website, www.rogerscorp.com/cg/, and in print to shareholders along with the charters of the Audit, Compensation and Organization, and Nominating and Governance Committees. See “Availability of Certain Documents” in this proxy statement.

Meetings of Non-Management Directors

The Board holds regularly scheduled sessions for the non-management directors of the Company (all of whom are independent) without management present. These meetings are presided over by the Lead Director or, if he or she is not in attendance, the chairperson of the Nominating and Governance Committee. The non-management directors may meet without management present at other times as determined by the Lead Director. Mr. Paul serves as the Lead Director. Currently, the non-management directors of the Company are Messrs. Barry, Brennan, Howey, Hsu, Mitchell, Paul and Wallace, and Mses. Jensen and Kraus. Any interested party who wishes to make their concerns known to the non-management directors may contact the Lead Director or the non-management directors as a group, in writing at Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, Attn: Lead Director.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, held seven meetings in 2010. The Audit Committee’s responsibilities include appointing, terminating, evaluating, and setting the compensation of the independent registered public accounting firm of Rogers; meeting with the independent registered public accounting firm to review the scope, accuracy and results of the audit; and making inquiries as to the adequacy of Rogers’ accounting, financial and operating controls. Mr. Brennan is the chairperson of this committee, with Ms. Jensen and Messrs. Mitchell and Paul as members. The Board of Directors has determined that each of these individuals is “independent” in accordance with the NYSE’s listing standards and the rules and regulations of the SEC and related federal law. In addition, the Board of Directors has also determined that Messrs. Brennan, Mitchell and Paul are “Audit Committee Financial Experts” in accordance with the standards established by the SEC and all of the Audit Committee members are financially literate. The Audit Committee’s charter is available both on Rogers’ website, www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

Compensation and Organization Committee

The Compensation and Organization Committee held nine meetings in 2010. During 2010, the Compensation and Organization Committee was comprised of non-management directors, who were each: (i) independent as defined under the NYSE listing standards and as determined by the Board of Directors, (ii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Mr. Mitchell is the current chairperson of this committee. The current committee membership consists of Ms. Kraus and Messrs. Howey, Mitchell and Paul. (They were also the committee members in 2010.)

The Board has adopted a charter for the Compensation and Organization Committee, which is available both on Rogers’ website, www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

The Compensation and Organization Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:
  evaluate the performance of the CEO;
  establish the base salary, incentive compensation and any other compensation for Rogers’ CEO and review and approve the CEO’s recommendations for the compensation of all other executive officers;
  monitor Rogers’ management incentive and equity compensation plans, retirement and welfare plans and discharge the duties imposed on this committee by the terms of those plans;
  periodically review and make recommendations regarding compensation for non-management directors; and
  review the Company’s organizational development activities including development and succession plans for the executive officers and, as appropriate, general programs for professional and leadership development throughout the Company.
During committee meetings at which compensation actions involving the CEO are discussed, the CEO does not participate in the discussions if the committee so chooses. As CEO, Mr. Wachob recommends compensation decisions involving the other executive officers and discusses these recommendations and related issues with the Compensation and Organization Committee. During committee meetings at which compensation actions involving executive officers are discussed, Mr. Wachob has taken an active part in the discussions.

The agenda for meetings of the Compensation and Organization Committee is determined by its chairperson with the assistance of management. Compensation and Organization Committee meetings are regularly attended by the CEO and certain other members of management and various advisors. At each meeting, the Compensation and Organization Committee has the opportunity to meet in executive session. The Compensation and Organization Committee’s chairperson reports the committee’s recommendations and decisions on executive compensation to the full Board of Directors. When appropriate these reports and related discussions are conducted in executive session, without management present.

The Compensation and Organization Committee has the sole authority to retain and terminate outside advisors with respect to executive and director compensation. This committee has retained Pearl Meyer & Partners (“PM&P”) since 2004 as its outside compensation consultant. PM&P provides compensation data and analyses that serve as the basis for setting executive officer and director compensation levels, and advises the committee on its compensation decisions. PM&P also advises the committee on the structure of executive officer compensation programs which includes the design of incentive plans, and the forms and mix of compensation. PM&P does not recommend or set specific pay levels for the executives. PM&P works for and reports directly to the Compensation and Organization Committee, not the Company’s management, with respect to executive compensation matters. The Compensation and Organization Committee recognizes that its consultant will necessarily work with representatives of management on executive compensation and other matters within the scope of the committee’s responsibilities. When doing so, however, PM&P acts as the committee’s representative and solely on the committee’s behalf. A representative of PM&P will attend committee meetings as needed. PM&P only provides consulting services for executive and director compensation.

Nominating and Governance Committee

The Nominating and Governance Committee held four meetings in 2010. This committee has functions that include developing and recommending to the Board of Directors criteria for board and committee membership, identifying candidates for directors, reviewing their qualifications, and making recommendations to the Board of Directors about who should serve as directors, overseeing Rogers’ corporate governance policies and practices, developing and recommending to the Board of Directors corporate governance guidelines and, at least yearly, overseeing a review of the performance of the Board of Directors and its committees. Ms. Kraus is the chairperson of this committee, with Messrs. Brennan, Hsu and Paul as members. The Board of Directors has determined that each member of this committee is “independent” in accordance with the NYSE’s listing standards. The Nominating and Governance Committee charter is available both on Rogers’ website, www.rogerscorp.com/cg/, and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

The Nominating and Governance Committee will consider nominees for director recommended by shareholders if such recommendations for director are submitted in writing to the Vice President and Secretary of Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188. At this time, no additional specific procedures to propose a candidate for consideration by the Nominating and Governance Committee, nor any minimum criteria for consideration of a proposed candidate for nomination to the Board of Directors, have been adopted as Rogers believes that the procedures currently in place will continue to serve the needs of the Board and shareholders. Both Michael F. Barry and Peter C. Wallace were identified as candidates by a third party search firm and were recommended for appointment to the Board by the Nominating and Governance Committee.

DIRECTORS’ COMPENSATION

Directors who are employees of Rogers receive no additional compensation for their services as directors. The Compensation and Organization Committee periodically reviews non-management director compensation policies with the assistance of PM&P. In 2010, compensation for non-management directors consisted of an annual retainer and meeting fees (“Fees Earned or Paid”) and equity awards as described below.

The table below shows the total compensation earned by our non-management directors during 2010. Each component of director compensation is summarized following the table.

		Deferred Stock Unit Awards
Name	Fees Earned or Paid (1)	(2)	Total
Michael F. Barry (3)	$27,047	$77,082	$104,129
Walter E. Boomer (1)	$14,258	-	$14,258
Charles M. Brennan, III	$66,000	$85,000	$151,000
Gregory B. Howey	$63,500	$85,000	$148,500
J. Carl Hsu	$56,000	$85,000	$141,000
Carol R. Jensen	$59,000	$85,000	$144,000
Eileen S. Kraus	$65,000	$85,000	$150,000
William E. Mitchell	$67,750	$85,000	$152,750
Robert G. Paul	$76,500	$85,000	$161,500
Peter C. Wallace (3)	$27,047	$77,082	$104,129

(1)	Includes the annual retainer and meeting fees. Directors may elect to defer such fees pursuant to a non-qualified deferred compensation plan. Mr. Boomer retired from the Board on May 12, 2010.
(2)	The fair value of Deferred Stock Unit Awards is the same as the compensation cost realized in Rogers’ financial statements because all Deferred Stock Units awarded to directors are immediately vested as of the award date. Each May 12, 2010, Deferred Stock Unit Award was for 2,800 units and the fair value of the shares underlying each award on the grant date was $85,000.
(3)	Messrs. Barry and Wallace joined the Board of Directors on June 15, 2010, and hence their compensation was pro-rated.

Annual Retainer

Non-management directors earned a minimum annual retainer of $35,000 in 2010 if they served on the Board for a full year. The Lead Director and the chairperson of each board committee earn an additional annual retainer as follows: (i) Lead Director (Mr. Paul) - $15,000; (ii) Audit Committee Chairperson (Mr. Brennan) - $10,000; (iii) Compensation and Organization Committee Chairperson (Mr. Mitchell) - $7,500; (iv) Nominating and Governance Committee Chairperson (Ms. Kraus) - $5,000; (v) Finance Committee Chairperson (Mr. Howey) - $5,000 and (vi) Safety and Environment Committee Chairperson (Ms. Jensen) - $3,500. The retainer is pro-rated for non-management directors who serve for only a portion of the year. The annual retainer is normally paid in June and December.

Meeting Fees

Directors currently receive $1,500 for each board meeting attended. Committee chairpersons currently receive $1,500 for each committee meeting attended and other committee members currently receive $1,000 for each committee meeting attended. Fees for telephonic meetings are reduced by 50%. Meeting fees are paid in cash unless Rogers’ stock compensation is elected.

Deferred Stock Unit Awards

Deferred Stock Unit Awards were granted to non-management directors on May 12, 2010, except in the case of Messrs. Barry and Wallace, who joined the Board of Directors on June 15, 2010, and whose awards were pro-rated. These full-year awards were for 2,800 units each, which are fully vested. This stock is scheduled to be issued on June 12, 2011, which is the 13-month anniversary of the grant date unless the individual elected to defer the receipt of these shares until at least June 12, 2016. The Deferred Stock Unit Awards for Messrs. Barry and Wallace were made on June 15, 2010, and were for 2,750 units each, which are fully vested. The stock is scheduled to be paid on July 15, 2011, unless the individual elected to defer the receipt of these shares until at least July 15, 2016. No stock options were granted to non-management directors in 2010.

Perquisites

Rogers does not provide its non-management directors any additional benefits and/or perquisites beyond what is reported in the table above. Rogers does reimburse its directors for expenses associated with attending any board or committee meetings and attending certain other meetings in their capacity as board or committee members.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Rogers’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Ernst & Young LLP, Rogers’ independent registered public accounting firm (independent auditors), who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Rogers’ accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm under generally accepted auditing standards including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter from the registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm its independence, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with Rogers’ independent registered public accounting firm and the persons responsible for the internal audit function the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm and the persons responsible for the internal audit function, with and without management present, to discuss the results of their examinations, their evaluations of Rogers’ internal control, including internal control over financial reporting, and the overall quality of Rogers’ financial reporting. During 2010, the Audit Committee held seven meetings, including quarterly closing conferences with the independent registered public accounting firm and management during which financial results and related issues were reviewed and discussed prior to the release of quarterly results to the public.

The Audit Committee is governed by a charter which may be found on Rogers’ website, www.rogerscorp.com/cg/. The members of the Audit Committee are considered to be “independent” because they satisfy the independence requirements of the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved the inclusion of the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Audit Committee has approved the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for fiscal year 2011 and shareholders are being asked to ratify this appointment at the 2011 annual meeting.

Audit Committee:	Charles M. Brennan, III, Chairperson
Carol R. Jensen, Member
William E. Mitchell, Member
Robert G. Paul, Member

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the Company’s compensation programs for its named executive officers (“NEOs”):

              Robert D. Wachob
              Dennis M. Loughran
              Robert C. Daigle
              Peter G. Kaczmarek
              Michael D. Bessette

It also describes the function and responsibilities of the Compensation and Organization Committee of the Board of Directors, which is referred to as the committee in this Compensation Discussion and Analysis.

Executive Compensation Philosophy

The Company’s executive compensation philosophy is to attract, retain, and motivate the most talented and dedicated executives possible consistent with achieving outstanding business performance and shareholder value at a reasonable cost. The Company’s approach to executive compensation takes into account the cyclical nature of the Company’s business. This approach is based on creating an executive pay structure that can be maintained during down cycles while rewarding executives with generally above market total cash and equity compensation when justified by business results and individual performance.

The committee and the Company apply the following core principles in structuring the compensation of the NEOs:
  Provide a simple program design which is easy to communicate, understand and is motivational.
  Provide a strong link between incentive compensation and corporate profitability.
  Provide the opportunity for a meaningful equity position for executives leading them to manage from an owner’s perspective balanced with the long-term strategy of the business.
  Provide a significant reward for executives when they deliver shareholder returns over a long period of time.
  Provide a total rewards package designed to be strongly competitive with other size-appropriate companies in the technology and technology equipment industry.
Summary of 2010 Business Results and Executive Compensation Actions

Overall, 2010 was a very strong year for Rogers. Our internal performance improved and sales volumes and profitability levels increased, while we still maintained our cost controls and closely managed our working capital. This also enabled us to pursue our strategy of growth by acquisition, whether that be acquiring businesses, investing in new technology, or expanding our existing products based in current or new markets. Rogers’ stock price increased 21.6% from $31.45 on January 1, 2010, to $38.25 on December 31, 2010. As of March 1, 2011, our stock price was $45.62, a total increase from January 1, 2010, of 45.1%.

Annual Incentive Compensation Plan Performance Goals and Earned Payments for 2010

Typically, the committee sets bonus targets requiring a 10%, 20% and 40% increase in profit for a 100%, 200% and 300% bonus payout respectively. The committee decided to set aggressive bonus targets for 2010, more than is typically required for an annual incentive compensation award, by requiring an increase from the loss of $4.01 per share in 2009 to profit levels similar to when sales were approximately equal to projected 2010 sales. The committee and management felt that with a loss in 2009, a large improvement was appropriate to earn a bonus. The required diluted earnings per share to earn a bonus for our NEOs under the Annual Incentive Compensation Plan (“AICP”) for 2010 was as follows:

Threshold	$0.60
Target (100% bonus)	$1.10
200% bonus	$1.65
300% bonus	$2.25

In 2010, we earned a profit of $2.16 per share. In determining the earnings per share for AICP purposes, the committee decided to exclude both the expenses related to the acquisition of Curamik Electronics GmbH, a manufacturer of power electronic substrate products headquartered in Eschenbach, Germany, which closed on January 4, 2011, due to them not being part of the planned operating expenses and the increase in earnings resulting from the insurance settlement from the CalAmp Inc. lawsuit because the expenses in the prior year were excluded from the results for AICP purposes. These actions resulted in an increase in the diluted earnings per share by $0.04 per share to $2.20 per share for purposes of the AICP. Based on these actions, our NEOs earned an annual incentive payment equal to 292% of their target award as set forth in the “Grants of Plan Based Awards for Fiscal Year 2010” on page 27.

We note that no annual incentive was earned under the AICP for 2009 and that annual incentives have only been paid three times out of the last five completed fiscal years.

Performance Based Restricted Stock Units Earned in 2010

Although 2010 was a strong year for Rogers, no amounts were earned by our NEOs for the performance based restricted stock units that were granted for the 2008 – 2010 performance period. These grants required that earnings per share increase by at least 10% per year during the performance period, which was not achieved. This incentive compensation result is consistent with our strategy to align executive compensation with both the short-term and long-term interests of shareholders.

2010 Salary Adjustments

Salary increases, following the 2009 salary freeze, were made for employees in 2010 except for the Chief Executive Officer (“CEO”). Salary increases, including increases due to promotions, for all other NEOs ranged from 3.0% to 14.7%.

Pay Mix for 2010

Consistent with our executive compensation philosophy, performance based compensation (annual incentives, stock options and performance based restricted stock units) made up most of the compensation (excluding benefits) that could be earned by our NEOs for 2010. The charts below illustrate each item of compensation as a percentage of total compensation (excluding benefits) for our CEO and the other NEOs as a group assuming target performance for 2010. The annual cash incentive bonus opportunity at target, as a percent of base salary, for each of the NEOs remained the same for 2010 as in 2009. In addition, the accounting value of stock options and performance based restricted stock units granted to each NEO in 2010 was substantially similar to the amounts granted in 2009.

Review of AICP Performance Goals and Changes for 2011

The committee conducted a comprehensive analysis of the AICP payments and increases in shareholder return over a ten year period with the assistance of Pearl Meyer & Partners (“PM&P”), its outside compensation consultant. In particular, this analysis focused on the alignment of the AICP performance goal (diluted earnings per share) to our long-term business strategy, sales, earnings growth, and shareholder value. PM&P also benchmarked our business performance and past AICP payments against our comparator company group (described below) and other survey data. As a result of this analysis, the committee determined that sales and diluted earnings per share were the most appropriate financial criteria to use for the AICP for 2011, consistent with aligning performance with shareholder value. For the 2011 fiscal year, the target amount of incentive compensation that may be earned by our NEOs (other than the CEO) will be weighted equally between sales and diluted earnings per share growth at levels of achievement determined annually by the committee. In addition, the limit on the amount that can be paid to the NEOs for 2011 was reduced from three times to two times the target incentive award. With respect to the CEO, the committee decided to establish a pool equal to 4% of the Company’s pre-tax income as the maximum AICP payment for 2011. The committee will then consider the financial results for 2011 and other factors as it may deem appropriate, such as annual business objectives, operating efficiency, acquisition integrations, new product development and introductions. The committee will use its subjective judgment and discretion in determining the amount payable to the CEO as an annual incentive from this pool. The CEO’s bonus cannot in any case exceed the $2.5 million maximum established in the Section 162(m) Plan approved by shareholders in 2009.

Review of Long-Term Incentives and Changes for 2011

The committee also requested that PM&P evaluate its long-term incentive compensation plan design and share utilization and to assess ways in which to manage equity granted on an annual basis. PM&P’s study evaluated alternatives to address these matters. As a result of this study and detailed discussions with the committee, a change in design will be made to grant a portion of the long-term incentive in the form of time-based restricted stock to our NEOs, subject to the approval by shareholders of the amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan, described in Proposal 4. For 2011, the percentage allocated to each of the various components of long-term incentive, based on the accounting value of each award on the grant date, to our NEOs will be as follows (assuming approval of the proposal): 40% for stock options (down from 75%), 30% performance based restricted stock units (up from 25%) and 30% time-based restricted stock. The amounts and terms for estimated equity grants is set forth on page 44.

Decision-Making by the Compensation and Organization Committee

The committee directs and oversees our executive compensation programs. A detailed discussion of the committee’s structure, roles and responsibilities and related matters can be found under the heading “Compensation and Organization Committee” on page 11. This disclosure includes a description of the role of PM&P in advising the committee on various matters related to our executive compensation programs.

Market Analysis

The committee regularly reviews and considers two sources of compensation information, a comparator company group and survey data, for the purpose of obtaining a general understanding of current executive compensation practices.

For the CEO and the Chief Financial Officer (“CFO”) the committee uses both the comparator company group and survey data. This group of comparator companies consists of U.S. public companies in the electronics equipment industry that, in the aggregate, the committee has determined (in consultation with management) reflects the labor market with which Rogers competes for executive talent. The committee believes using a comparator company group and appropriate and relevant survey data provides a useful method to understand the executive talent market.

For 2010, the comparator company group remained unchanged and included the following 14 U.S. public companies with median revenue of approximately $385 million compared to Rogers’ revenue of $310 million (based on the most recent trailing four quarters as of March, 2010), and a median market capitalization of approximately $430 million compared to Rogers’ market capitalization of $438 million as of June 2010, (both of which were the most current data as of the committee’s approval of the comparator group).

Brooks Automation, Inc.	Electro Scientific Industries, Inc.	Methode Electronics
Cognex Corporation	FEI Co.	Photonics, Inc.
Coherent Inc.	Hutchinson Technologies, Inc.	Radisys Corp.
COHU, Inc.	Kulicke & Soffa Industries	Rofin Sinar Technologies Inc.
CTS Corporation	Littlefuse Inc.

Selecting the comparator company group is challenging, as many companies that compete with Rogers with similar products and services are either privately-owned, too small, or are divisions of much larger corporations. For these reasons, their compensation data is either not publicly available or not relevant. The committee’s selection of the comparator company group attempts to select companies that have a similar global presence and complexity of multiple global manufacturing operations, are within an appropriate range of revenue (both larger and smaller), hire employees with similar skills and experience as Rogers and are generally in the electronics equipment manufacturing industry. Survey data provides general executive compensation market practice information and helps address the challenge of finding appropriate comparator companies for all positions. Also, the structure of our organization is somewhat different than other organizations and our executive positions do not precisely match typical market positions. Some executives are responsible for multiple roles and/or business units that are difficult to match to the market. The comparator company group is within the Global Industry Classification Standard (“GICS”) code 4520 (Technology Hardware and Equipment). For 2010, the committee also relied on compensation data from technology and general industry surveys, selected and compiled by PM&P. Survey and comparator company group data is averaged to develop a market composite of the data for comparison purposes for the CEO and CFO. The compensation for all other NEOs is compared to survey data only. The committee believes using a comparator company group and appropriate and relevant survey data is a reasonable method to understand the executive talent market in which Rogers must compete.

Setting Compensation

Base salary, short-term incentives and long-term incentives (performance based restricted stock units and stock options) were compared to a broad range of compensation data from PM&P’s survey data and the Company’s comparator company group (in the case of the CEO and the CFO). The committee, after considering all of the market information and the CEO’s recommendations for the NEOs, uses its discretion in determining each NEOs base salary and short and long-term incentives. It is intended that total awards under the short-term and long-term incentive plans (performance based restricted stock units and stock options) can provide value at a range above the 50th percentile of the comparator company group and survey data as a means of providing strong incentives for excellent performance.

Components of Rogers’ Compensation Programs

As discussed below, the elements of the compensation programs include base salary, annual cash incentives, long-term incentives, deferred compensation, benefits and retirement plans. These programs are designed to align the compensation of the NEOs with the interests of the shareholders. Among other things, annual and long-term incentives are based on financial improvement over the previous year’s results.

Compensation Component	Purpose of Compensation Component
Base Salary	Provide a secure base of compensation in an amount that recognizes the NEOs role and responsibility, as well as his experience, job performance and contributions.
Short-Term Incentive – AICP (cash)	Motivate and reward NEOs to achieve annual financial objectives that align with the overall business strategy.
Long-Term Incentive (performance based restricted stock units and stock options)	Retain NEOs over a period of time, align their reward with long-term shareholder returns and encourage stock ownership.
Pension Restoration Plan	Restore amounts that cannot be provided under the Company’s qualified defined benefit pension plan due to IRS limits and certain supplemental pension benefits approved by the committee.
Deferred Compensation Plan	Allow executives to voluntarily prepare for retirement or for other future savings needs on a cost effective, tax-advantaged basis.
Severance Policy and Change in Control Agreements	Increase retention and mitigate potential conflicts of interest when NEOs perform their duties in light of a potential change in control transaction.

The targeted compensation mix for the NEOs, as shown in the pie charts on page 16 (excluding benefits) for 2010 was as follows:

	Fixed	Performance Based
			Performance		Total	Performance
		Annual	Based Restricted		Long-Term	Based
	Salary	Incentive (1)	Stock Units (1)	Stock Options	Incentive (2)	Compensation (3)
Name	(% of Total)	(% of Total)	(% of Total)	(% of Total)	(% of Total)	(% of Total)
Robert D. Wachob	25%	20%	14%	41%	55%	75%
Dennis M. Loughran	39%	18%	10%	33%	43%	61%
Robert C. Daigle	38%	19%	10%	33%	43%	62%
Peter G. Kaczmarek	38%	19%	10%	33%	43%	62%
Michael D. Bessette	37%	17%	12%	34%	46%	63%

(1)	Assuming achievement of target performance.
(2)	Reflects the total percentage of the compensation package (excluding benefits) delivered as long-term incentive awards which include a mix of performance based restricted stock units and stock options. See discussion on page 20, regarding calculation of the dollar values for each long-term incentive used to determine the percentages in this table.

(3)	Reflects total percentage of the compensation mix (excluding benefits) that is performance based, which includes the annual incentive, performance based restricted stock units and stock options.

The table set forth below reflects the 2010 compensation mix (excluding benefits) for NEOs after taking into account actual financial results for 2010. The NEOs actual compensation mix remains mostly performance based due to the AICP bonus earned and the ability to vest in stock options and earn performance based restricted stock units.

	Fixed	Performance Based
			Performance		Total	Performance
		Annual	Based Restricted		Long-Term	Based
	Salary	Incentive (1)	Stock Units	Stock Options	Incentive (2)	Compensation (3)
Name	(% of Total)	(% of Total)	(% of Total)	(% of Total)	(% of Total)	(% of Total)
Robert D. Wachob	18%	43%	10%	29%	39%	82%
Dennis M. Loughran	29%	39%	7%	25%	32%	71%
Robert C. Daigle	28%	40%	7%	25%	32%	72%
Peter G. Kaczmarek	27%	42%	7%	24%	31%	73%
Michael D. Bessette	28%	38%	9%	25%	34%	72%

(1)	Reflects the percent of annual incentive compensation based on actual 2010 results.
(2)	Reflects the actual total percentage of the compensation package for 2010 (excluding benefits) delivered as long-term incentive awards (mix of performance based restricted stock units for the 2010 – 2012 performance period and stock options granted in 2010). See discussion regarding calculation of the dollar values for each long-term incentive on page 20.
(3)	Reflects the actual total percentage of compensation mix for 2010 (excluding benefits) that is performance based, which includes the annual incentive, performance based restricted stock units and stock options.

Other Factors Influencing Compensation

In general, the committee intends that each compensation component should be competitive in the marketplace. At the same time, the Company recognizes that the costs of the compensation program impact Rogers’ financial performance. Consistent with balancing these objectives, the short and long-term incentives are all normally heavily weighted on improving financial results over the previous year so as to provide the executive with performance based compensation when the shareholders receive added value.

The committee may determine that it is appropriate, in addition to competitive market practices, to adjust compensation for NEOs considering individual factors such as: (a) job responsibilities, (b) strategic investment in individuals deemed critical to leadership succession plans, (c) retention of critical talent, (d) outstanding individual job performance and (e) prior applicable work experience, in addition to the criteria detailed in the base salary, short and long-term incentive sections of this report. The committee does not assign specific weights to any of these criteria. The Company strongly believes in engaging the most dedicated and talented executives in critical functions and this may entail negotiations with potential new hire executives who have significant compensation packages in place with their current employer.

Factors discussed when assessing all elements of compensation vary and depend upon the NEOs position. Factors usually considered with respect to our NEOs consist of the following:
  assessment of the individual’s total relevant job experience time in the position
  job content
  job performance
  annual salary budget
  internal value of the position/role in the organization as compared to other roles general Company results compared to the annual plan
  reactions to changes in the business environment during the year contributions to the overall corporate performance as a member of the leadership team development of the employees in their organization
  contribution to the achievement of the Company’s goals, growth, innovation, increasing revenue and profitability, and increasing shareholder value compensation compared to the overall market data and practices overall leadership and employee satisfaction within their organization contribution to the strategic and annual planning process
  level of collaboration and cooperation consistent with our other executive officers job responsibility
  level of importance in succession plans
  long-term retention
BASE SALARY

Base salary levels for the NEOs are compared to the full range of salaries, from the 25th to the 75th percentile for similar positions in the comparator company group (for the CEO and CFO) and survey data. Some of our positions are unique due to our organizational structure, so for those positions PM&P prepares an estimate of a comparative base salary using a composite of several jobs. There is no specific targeted pay range set for each executive officer. Base salary increases awarded to NEOs are discretionary based on a discussion between the committee and the CEO (with respect to other NEOs), the CEO’s performance evaluation and a final subjective committee consensus. No quantifiable formula or weighting of goals is used. All factors are considered in the aggregate and no factor automatically is provided a greater weight than others in the final decision. The salaries for all of the Company’s NEOs in 2010 are shown in the “Summary Compensation Table” that follows this report on page 25. Messrs. Loughran, Daigle, Kaczmarek and Bessette received base salary and/or promotional increases in 2010, ranging from 3.0% to 14.7%.

SHORT-TERM INCENTIVES

The short-term incentive program is a core component of the pay-for-performance philosophy. The AICP is a cash-based, pay-for-performance annual incentive plan that applies to all NEOs as well as managers and professionals selected by the CEO who directly affect Rogers’ profitability. Annual incentives are designed to increase the amount of total annual cash compensation that is at risk as the person achieves higher levels of responsibility. This plan supports Rogers’ goals for improving profitability and helps to reward key talent needed for Rogers to succeed. It is designed to share the benefits of significant financial performance and provide pay that is reasonably competitive with the comparator company group and/or survey data when performance at target is achieved. Actual bonus payouts are based on actual performance achievement for the year.

The target awards for each NEO under the AICP for 2010, expressed as a percentage of base salary, are listed under the heading “Grants of Plan Based Awards for Fiscal Year 2010” on page 27. The results under the AICP in fiscal year 2010 are reported in the “Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation” on page 25. Decisions on short-term incentives do not impact any other decisions regarding any other element of executive compensation. However, the committee does recognize that actual AICP award opportunities affect potential payments under the Officer Special Severance Agreements due to a Change in Control and pension benefits for Messrs. Wachob and Bessette, who have a supplemental pension benefit under the Rogers Corporation Amended and Restated Pension Restoration Plan.

LONG-TERM INCENTIVES

The equity incentive program is intended to enhance long-term value for shareholders, and encourage employee retention and stock ownership. For 2010, the committee provided long-term incentives for the NEOs in the form of 75% stock options and 25% performance based restricted stock units.

The total dollar value of stock options and performance based restricted stock units for each NEO, except the CEO, is recommended to the committee by the CEO. The total dollar value for the CEO is determined by the committee in executive session. Only the committee may grant equity to any executive officer. These decisions on equity incentives do not impact any other decisions regarding any other element of executive compensation; however, they may affect potential benefits under the Officer Special Severance Agreements upon a Change in Control.

Performance Based Restricted Stock Units

The committee uses performance based restricted stock units to provide a long-term incentive vehicle that emphasizes different financial factors than corporate earnings per share and stock price. The use of performance based restricted stock units is intended to directly link a portion of the NEOs equity incentive to the Company’s objective for sales, profit and cash flow growth. The committee selected performance based restricted stock units to incent other factors that are related to managing the various aspects of a well-run business and are also linked to increasing shareholder value, increasing revenue, profit and cash flow. The committee felt that having approximately 25% of the total equity award provided as performance based restricted stock units that are earned over a three–year period gives an appropriate amount of weight to a medium-term shareholder return.

As noted above, the committee determines a targeted dollar amount for each NEO. This dollar figure is then converted into a number of target shares using the closing price per share of Rogers’ common stock on the grant date, rounding up to the nearest 50 shares. Each NEO may earn up to twice the target number of performance based restricted stock units.

In 2010, the committee continued to use the same performance criteria for performance based restricted stock units granted to NEOs as the 2009 – 2011 performance period. The awards are based on the following metrics:
  the three year compounded annual growth rate (“CAGR”) in net sales;
  the three year compounded annual growth rate in diluted earnings per share; and
  the three year average of each year’s free cash flow as a percentage of net sales.
An earned percentage is assigned after the end of the performance period based upon our results for each of these performance criteria based on the following table:

Sales			EPS			Cash Flow
Growth		Percentage	Increase		Percentage	% Sales		Percentage
3 Yr CAGR		Earned	3 Yr CAGR		Earned	3 Yr Avg		Earned
12	% or more	300%	14	% or more	300%	5	% or more	300%
10%		200%	12%		200%	4%		200%
8%		100%	10%		100%	3%		100%
6%		50%	6%		50%	2.50%		50%
3%		25%	3%		25%	2.25%		25%
0%		0%	0%		0%	2%		0%

Straight-line interpolation is used to determine the applicable percentage for a performance criterion when performance falls between two stated levels in this table. These earned percentages are then added and divided by three to determine the weighted average performance achievement percentage. The number of shares to be issued to each NEO is based on the weighted average performance achievement percentage using the following table:

	Weighted Average Performance	Percentage of
	Achievement Percentage	Target Shares
Below Threshold	0%	0% of target shares
Threshold	0%	0% of target shares
Target	100%	100% of target shares
Maximum	200% or more	200% of target shares

No shares shall be awarded for a weighted average performance achievement percentage of 0% or less, and no more than two times the number of target shares shall be deliverable if the weighted average performance achievement percentage exceeds 200%. Straight-line interpolation is used to determine the number of shares to be issued when the weighted average performance achievement percentage falls between two stated levels in this table. The threshold, target and maximum number of shares for performance based restricted stock unit grants are set forth on page 27.

The committee does not time the granting of performance based restricted stock units around the disclosure of material non-public information. Performance based restricted stock units are normally granted annually at the meeting of the committee associated with the February board meeting, which is when individual executive performance is reviewed and when base salary and AICP target bonus award opportunities are set for the year. In 2010, the grant date for the dollar value of the performance based restricted stock unit awards was March 3, 2010, for the CEO and the NEOs. Performance based restricted stock unit awards granted for the performance period beginning on January 1, 2010, and ending on December 31, 2012, are shown in the “Grants of Plan Based Awards for Fiscal Year 2010” table on page 27. For 2011, we will grant performance based restricted stock units following our annual shareholder meeting if Proposal 4 is approved.

As noted above, no stock was earned by the NEOs with respect to the performance based restricted stock units granted to the NEOs in February 2008 with respect to the 2008 – 2010 performance period. The threshold for receiving shares for this performance period was a cumulative 10% increase in earnings per share each year for the three year period.

Stock Options

Rogers uses stock options as one of its long-term incentive vehicles. The committee and management believe that stock options align the interests of our NEOs with shareholders because the executive realizes no value when the price of the stock remains the same or declines. The exercise price for stock options is based on the closing price of Rogers’ common stock on the date of the grant. The committee does not time the granting of stock options around the disclosure of material non-public information. With the exception of grants to new hires and occasional awards to non-executive officers, stock options are granted annually at the meeting of the committee associated with the February board meeting, which is when individual executive performance is reviewed and when base salary increases and AICP bonus targets are set for the year. The 2010 stock option grants were determined on February 11, 2010, for the CEO and on February 10, 2010, for all other NEOs. For 2011, we will grant stock options following our annual shareholder meeting if Proposal 4 is approved. The target dollar value for the stock options is converted into a number of options based on the Black-Scholes value for stock options on the grant date, as calculated by PM&P, rounded up to the nearest 50 shares. The Black-Scholes cost per share that was used in 2010 for this conversion was $11.37 for February 10, 2010, and $11.49 for February 11, 2010.

Stock Ownership Guidelines

NEOs are expected to use shares from equity awards, after satisfying the cost of acquisition and taxes, to accumulate a significant level of direct stock ownership. NEOs are expected to make steady progress towards reaching a voting stock ownership level of at least two times base salary no later than after completing ten years of service as an executive officer. Ten years was chosen as the target amount of time to attain this guideline because stock options, the primary source of stock ownership, generally do not vest 100% until the fourth anniversary of the grant. As noted above, the performance based restricted stock unit awards, if earned, have a three year performance period. The combination of these two vesting periods makes it challenging for the executive to make progress toward the stock ownership guideline in the first five years. Mr. Wachob owns more than six times his salary in actual shares of Rogers stock (based on the stock value as of December 31, 2010). The remaining NEOs are making progress towards their guidelines as their stock options vest and they have an opportunity to increase their stock ownership. The committee has taken into account the stock price on the ten year stock ownership guideline when making past awards and is flexible regarding when the NEO achieves the targeted stock ownership level based on the stock price.

Securities Trading Policy

Under Rogers’ securities trading policy, members of the Board of Directors, executives and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of Rogers’ securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to enhance compliance with all insider trading rules.

RISK MITIGATION PROVISIONS IN THE EXECUTIVE COMPENSATION PROGRAM

The committee has taken steps in the design of the Company’s compensation programs, including those programs covering our NEOs, to mitigate the potential of inappropriate risk taking by the Company’s employees. The Company uses a mix of incentive compensation designed to balance an appropriate level of risk taking against the long-term growth objectives of the Company. The AICP and the performance based restricted stock unit award opportunities have provisions that place a ceiling on the maximum payment. The committee also has the discretion to reduce or eliminate the bonus of any participant in the AICP. In 2010, the Board of Directors adopted a Compensation Recovery Policy that enables the Board of Directors to recover any compensation earned or paid to an executive officer from any financial result or operative objective that was impacted by a NEOs misconduct.

RETIREMENT BENEFITS AND PERQUISITES

Pension Plan

The Rogers Corporation Defined Benefit Pension Plan (the “Pension Plan”), a qualified defined benefit pension plan, provides pension benefits to certain regular U.S. employees of the Company or its subsidiaries. Employees earn vested pension benefits after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits. Early retirement is at age 55. A detailed description of the Pension Plan with a listing of actual benefits accrued by NEOs under this plan as of December 31, 2010, is set forth in the “Pension Benefits at End of Fiscal Year 2010” table starting on page 31.

Pension Restoration Plan

The Rogers Corporation Amended and Restated Pension Restoration Plan (the “Pension Restoration Plan”) replaces amounts that cannot be earned under the Pension Plan due to limitations under federal tax laws or because an executive defers salary on a pre-tax basis under a non-qualified deferred compensation plan. Without restoring these benefits, senior management would earn a much smaller percentage of base salary as retirement benefits than other lower-paid employees and Rogers would be at a competitive disadvantage in the labor market. The plan also provides a retention incentive for key executive officers after age 55 if they are recommended by the CEO to participate in the plan and are approved by the committee, by providing a supplemental benefit that takes into account bonus payments in determining benefits under the Pension Restoration Plan. Messrs. Wachob and Bessette currently participate in this retention incentive. The Pension Restoration Plan is unfunded.

Effective January 1, 2010, the committee discontinued the practice of providing a tax gross-up for the Medicare tax related to the annual increase in the pension restoration benefit. NEOs are required to pay the employee’s share of the Medicare tax triggered by vesting of benefits under the Pension Restoration Plan.

A detailed description of the Pension Restoration Plan with a listing of present value of accumulated benefits accrued by NEOs under this plan as of December 31, 2010, is set forth in the “Pension Benefits at End of Fiscal Year 2010” table starting on page 31.

Voluntary Deferred Compensation Plan

Rogers maintains the Rogers Corporation Voluntary Deferred Compensation Plan For Key Employees. This non-qualified plan allows executive officers and other participants to defer amounts of their salary and bonus and receive the equivalent matching contributions that may not be allowed under the Rogers Employee Savings and Investment Plan, a 401(k) plan, due to federal tax law limitations. Without providing this pre-tax savings opportunity, key employees would not be afforded the same pre-tax savings opportunity (expressed as a percentage of cash compensation) as other Rogers’ employees and management would be at a competitive disadvantage in the labor market. Currently, the amounts deferred under this plan are paid at market rate defined as the 10 year U.S. Treasury Note rate. No participants are entitled to accelerated payments on request for any portion of their account balance except due to hardship, plan termination or cash out of de minimis amounts as permitted under tax regulations. Similar to the Pension Restoration Plan, this plan is unfunded. A detailed description of the Voluntary Deferred Compensation Plan For Key Employees with a listing of total account balances for NEOs is set forth in the “Non-Qualified Deferred Compensation at End of Fiscal Year 2010” table on page 33.

Perquisites

In order to attract and retain executive officers, the committee has provided NEOs with a Company-leased automobile and gas allowance (for which they are reimbursed all maintenance costs and provided insurance coverage), or an equivalent reimbursement for a personally owned or leased car and gas allowance. Other than this arrangement, Rogers does not provide any other perquisites to its NEOs. The total costs incurred for perquisites on behalf of the NEOs are set forth in the “All Other Compensation” table on page 26.

SEVERANCE AND CHANGE IN CONTROL PROTECTION

The Company provides Officer Special Severance Agreements to certain of its executive officers. These agreements provide for enhanced severance protection upon an executive’s involuntary termination of employment, whether by action of the Company without cause or by the executive due to Constructive Termination, during a three year period following a Change in Control. The purpose of these agreements is to reduce the risk that the possibility of a Change in Control will interfere with the continuing dedication of key executives to the Company. The Officer Special Severance Agreements prohibit the payment of

“excess parachute payments” subject to the 20% excise tax under Section 4999 of the Internal Revenue Code which, if triggered, would result in a reduction of an executive’s severance payout.

Separate from the Officer Special Severance Agreements, the NEOs may become entitled to severance benefits prior to a Change in Control due to an involuntary termination of the NEOs employment by the Company other than for cause. These non Change in Control severance benefits are set by Company policy which the committee may modify. The committee does not consider amounts that may be payable under the Officer Special Severance Agreements or the Company’s general severance policy applicable to salaried employees in setting any current compensation. However, the committee does understand that changes to the elements of compensation do have an impact under the Officer Special Severance Agreements and its severance policy. Estimates of the potential payments under the Officer Special Severance Agreements and the Company’s severance policy for the NEOs are set forth under “Potential Payments on Termination or Change in Control” beginning on page 34.

IMPACT OF TAX TREATMENT ON COMPENSATION PROGRAM DESIGN

Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the NEOs (other than the CFO) to $1 million annually, unless the compensation qualifies as “performance based compensation” or is otherwise exempt under Section 162(m). The committee did take into account this limitation when awarding compensation to executives. The Company did not pay any nondeductible compensation to its NEOs during 2010.

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K, with management. Based on such review and discussions, the committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully submitted, William E. Mitchell, Chairperson Gregory B. Howey, Member Eileen S. Kraus, Member Robert G. Paul, Member

Executive Compensation

The following table summarizes the compensation of the NEOs for the fiscal year ended December 31, 2010. The NEOs are the Company’s CEO, CFO, and the three other most highly compensated executive officers ranked by their compensation in the table below (reduced by the amount in the Change in Pension Value column), all of whom were serving as executive officers as of December 31, 2010.

SUMMARY COMPENSATION TABLE

					Non-Equity	Change in
			Stock	Option	Incentive Plan	Pension	All Other
Name and	Years	Salary	Awards	Awards	Compensation	Value	Compensation
Principal Position	Covered	(1)	(2)	(3)	(4)	(5)	(6)	Total
Robert D. Wachob	2010	$500,032	$271,557	$805,847	$1,168,075	$710,673	$33,271	$3,489,455
President and Chief	2009	$500,032	$270,811	$703,966	$0	$853,900	$111,701	$2,440,410
Executive Officer	2008	$493,882	$161,447	$791,295	$1,106,321	$444,067	$37,908	$3,034,920

Dennis M. Loughran	2010	$290,480	$75,433	$248,041	$384,277	$38,594	$16,894	$1,053,719
VP Finance and Chief	2009	$283,920	$75,159	$216,979	$0	$20,850	$31,631	$628,539
Financial Officer	2008	$281,235	$43,536	$201,045	$376,904	$29,644	$17,072	$949,436

Robert C. Daigle	2010	$279,470	$75,433	$248,041	$389,586	$58,070	$17,746	$1,068,346
Sr. Vice President	2009	$254,410	$75,159	$216,979	$0	$6,716	$29,900	$583,164
	2008	$251,482	$37,186	$165,672	$337,729	$44,149	$16,449	$852,667

Peter G. Kaczmarek	2010	$278,446	$75,433	$248,041	$423,128	$63,775	$16,789	$1,105,612
Sr. Vice President	2009	$250,146	$75,159	$216,979	$0	$16,166	$29,778	$588,228

Michael D. Bessette	2010	$248,510	$75,433	$223,294	$333,543	$149,787	$16,046	$1,046,613
VP Advanced Circuit	2009	$230,750	$75,159	$195,087	$0	$10,291	$22,543	$533,830
Materials Division	2008	$228,301	$36,608	$402,835	$145,142	$85,791	$16,214	$914,891

(1)	For 2010, reflects actual base salary amounts earned for the fiscal year. Salaries were increased on March 29, 2010, for the NEOs other than Mr. Wachob as follows: Mr. Loughran - $292,448, Mr. Daigle - $286,988, Mr. Kaczmarek - $286,936 and Mr. Bessette - $253,838.
(2)	Reflects the 2008, 2009 and 2010 aggregate grant date fair value of the performance based restricted stock unit grants based on the probable outcome (as of the grant date) of the performance conditions applicable to those grants. For this purpose, the probable outcome was considered to be the compensation cost over the performance period that would have resulted if the Company achieved target performance during the performance period. None of the amounts set forth in the Stock Awards column for 2008 were earned by the NEOs during the 2008 – 2010 performance period. There can be no assurance that the performance based restricted stock units granted in 2009 and 2010 will ever be earned or that the value of these awards as earned will equal the amounts disclosed above as the probable outcome. The stock price assumption used to calculate the compensation cost is disclosed in Footnote 13 of the Company’s 2010 Form 10-K, Footnote 13 of the Company’s 2009 Form 10-K, and Footnote 11 of the Company’s 2008 Form 10-K.
(3)	Reflects the 2008, 2009 and 2010 aggregate grant date fair value of the stock option awards to the NEOs. Rogers determines the fair value using the Black-Scholes option pricing model. The assumptions used to calculate the fair value are disclosed in Footnote 13 of the Company’s 2010 Form 10-K, Footnote 13 of the Company’s 2009 Form 10-K, and Footnote 11 of the Company’s 2008 Form 10-K. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the fair value.
(4)	Reflects the actual annual awards earned for fiscal years 2008, 2009 and 2010 under the Rogers Corporation AICP for all NEOs.
(5)	Reflects the aggregate change in the accumulated present value of each NEOs accumulated benefit under the Pension Plan and Pension Restoration Plan for fiscal year end 2008, 2009 and 2010. Information regarding the calculation of these amounts can be found under the “Pension Benefits at End of Fiscal Year 2010” table beginning on page 31.
(6)	Reflects the total amount of All Other Compensation reported in the “All Other Compensation for Fiscal Year 2010” table set forth on page 26.

ALL OTHER COMPENSATION FOR FISCAL YEAR 2010

The following table sets forth aggregate amounts of All Other Compensation earned or accrued by the Company for the year ended December 31, 2010, on behalf of the NEOs. Rogers does not provide any additional benefits and/or perquisites to its executives beyond what is reported in the table below. The total amount reflected below is set forth in the All Other Compensation column of the “Summary Compensation Table” on page 25.

				Deferred
				Compensation	All other
			Car	Company	Compensation
		401(k)	Allowance	Match	Total
Name and Principal Position	Year	(1)	(2)	(3)	(4)
Robert D. Wachob	2010	$8,575	$15,148	$9,548	$33,271
President and Chief
Executive Officer

Dennis M. Loughran	2010	$8,575	$6,233	$2,086	$16,894
VP, Finance and Chief
Financial Officer

Robert C. Daigle	2010	$8,575	$7,680	$1,491	$17,746
Sr. Vice President

Peter G. Kaczmarek	2010	$8,575	$8,214		$16,789
Sr. Vice President

Michael D. Bessette	2010	$8,575	$7,471		$16,046
VP, Advanced Circuit
Materials Division

(1)	Reflects Rogers’ matching contributions to its 401(k) plan.
(2)	Reflects the Company’s cost to maintain its automobile program.
(3)	Reflects Rogers’ matching contributions to the Voluntary Deferred Compensation Plan For Key Employees.
(4)	Reflects the total amount of All Other Compensation provided to the NEOs during 2010, which is reported on the “Summary Compensation Table” on page 25.

GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR 2010

Annual Incentive Compensation Plan (AICP)

The AICP incentive formula is calculated by multiplying the NEOs base salary by their Individual Incentive Target and then by the AICP Corporate Performance Factor.

Individual Incentive Targets

The Individual Incentive Targets are based on competitive market data. Each year, the committee designates the target award opportunity for each executive officer as a percentage of base salary. For 2010, the specific Individual Incentive Targets for the NEOs were:

Mr. Wachob	80%
Mr. Loughran	45%
Mr. Daigle	50%
Mr. Kaczmarek	50%
Mr. Bessette	45%

Target award opportunities (at threshold, target, and maximum) under the AICP are reported in the “Grants of Plan Based Awards for Fiscal Year 2010” table under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” on page 28.

AICP Corporate Performance Factor

The AICP Performance Factor is based on corporate performance.

Corporate performance for executive officers is based on Rogers’ after-tax profit as reflected in diluted earnings per share. To strongly promote and reward increasing profitability, the prior fiscal year’s diluted earnings per share results normally serve as the threshold for beginning to earn a bonus based on corporate performance for the following fiscal year. The 2010 adjusted corporate diluted earnings per share target used for the AICP is discussed beginning on page 15.

Performance Based Restricted Stock Units

On March 3, 2010, the committee granted all NEOs an opportunity to earn performance based restricted stock units based on the fair market value of Rogers stock on that day. These grants are intended to qualify as tax-deductible “performance based compensation” for the purposes of Section 162(m) of the Internal Revenue Code, and are reported in the “Grants of Plan Based Awards” table under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” on page 28. The target number of shares of Rogers’ common stock to be awarded based on future performance is equal to (a) an initial dollar amount determined by the committee for the executive officer divided by (b) the closing price of a share of Rogers’ common stock on the grant date, and then rounding the number of shares up to the next highest 50 shares. The committee approved the following threshold, target and maximum number of shares of Rogers’ common stock for the 2010 – 2012 performance cycle awards:

Executive	Threshold	Target	Maximum
Mr. Wachob	0 shares	9,900 shares	19,800 shares
Mr. Loughran	0 shares	2,750 shares	5,500 shares
Mr. Daigle	0 shares	2,750 shares	5,500 shares
Mr. Kaczmarek	0 shares	2,750 shares	5,500 shares
Mr. Bessette	0 shares	2,750 shares	5,500 shares

The following table provides information regarding the annual incentive opportunity under the AICP as well as the stock options and performance based restricted stock units granted in 2010 to each of the NEOs. Compensation cost with respect to these awards calculated as per SEC rules is set forth in the “Summary Compensation Table” on page 25.

GRANTS OF PLAN-BASED AWARDS TABLE

								All Other
					Estimated Future Payouts			Stock	Exercise	Grant Date
					Under Equity Incentive			Awards:	or Base	Fair Value
		Estimated Possible Payouts Under			Plan Awards			Number of	Price of	of Stock
	Grant	Non-Equity Incentive Plan Awards			(Expressed in Shares)			Securities	Option	and Option
	Date	(2)			(3)			Underlying	Awards	Awards
Name	(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	(4)	(5, 6)
Robert D. Wachob		$0	$400,026	$1,200,077
	02/11/10							69,350	$24.42	$805,847
	03/03/10				0	9,900	19,800			$271,557
Dennis M. Loughran		$0	$131,602	$394,806
	02/10/10							21,550	$24.20	$248,041
	03/03/10				0	2,750	5,500			$75,443
Robert C. Daigle		$0	$143,507	$430,521
	02/10/10							21,550	$24.20	$248,041
	03/03/10				0	2,750	5,500			$75,443
Peter G. Kaczmarek		$0	$143,507	$430,521
	02/10/10							21,550	$24.20	$248,041
	03/03/10				0	2,750	5,500			$75,443
Michael D. Bessette		$0	$114,227	$342,681
	02/10/10							19,400	$24.20	$223,294
	03/03/10				0	2,750	5,500			$75,433

(1)	Sets forth the grant dates for all awards granted to NEOs in 2010.
(2)	All AICP target payouts are based on salaries as of October 1, 2010. For Mr. Wachob, the AICP target represents 80% of base salary. All other NEOs AICP targets reflect 45% - 50% of base salary. Maximum award opportunities are capped at 300% of the target award for all executives and threshold awards can be $0.
(3)	Represents performance based restricted stock units where the actual number of shares to be issued will vary depending upon the Company’s compounded annual growth in earnings per share, sales growth and cash flow during the Company’s 2010 through 2012 performance cycle.
(4)	Represents the closing price on the NYSE on the grant date.
(5)	Reflects the aggregate grant date fair value for stock options disclosed in the “Summary Compensation Table”.
(6)	Reflects the aggregate grant date fair value of the performance based restricted stock units granted to the NEO in 2010 based on the probable outcome (as of the grant date) of the performance conditions.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL YEAR 2010

The following table contains information regarding outstanding equity awards held by the NEOs as of December 31, 2010.

	Option Awards					Stock Awards
				Equity					Equity Incentive Plan
				Incentive
				Plan
				Awards					Plan	Plan
									Awards:	Awards:
									Number of	Market or
									Unearned	Payout
							Number	Market	Shares,	Value of
		Number of	Number of				of Shares	Value of	Units	Unearned
		Securities	Securities				or Units	Shares or	or Other	Shares,
		Underlying	Underlying	Number of			of	Units of	Rights	Units
		Unexercised	Unexercised	Securities		Option	Stock	Stock	That	or Other
		Options	Options	Underlying	Option	Expiration	That	That	Have Not	Rights That
	Grant	Exercisable	Unexercisable	Unearned	Exercise	Date	Have Not	Have Not	Vested	Have Not
Name	Date	(1)	(2)	Options	Price	(3)	Vested	Vested	(4)	Vested (4)
Robert D.
Wachob	10/23/01	18,000	0	0	$34.09	10/23/11
	10/23/02	50,000	0	0	$26.11	10/23/12
	10/29/03	55,000	0	0	$38.53	10/29/13
	04/29/04	40,000	0	0	$59.85	04/29/14
	04/28/05	40,000	0	0	$34.83	04/28/15
	02/16/06	37,500	0	0	$47.98	02/16/16
	02/15/07	22,366	11,184	0	$53.10	02/15/17
	02/15/08	17,750	35,500	0	$31.69	02/15/18
	02/25/09	0	72,350	0	$23.86	02/25/19
	02/11/10	0	69,350	0	$24.42	02/10/20
	02/25/09						0	$0	7,605	$181,443
	03/03/10						0	$0	19,800	$543,114
Dennis M.
Loughran	02/15/06	15,000	0	0	$48.00	2/15/16
	02/14/07	6,900	3,450	0	$52.51	2/14/17
	02/14/08	5,533	11,067	0	$31.31	2/14/18
	02/11/09	0	22,300	0	$23.86	2/11/19
	02/10/10	0	21,550	0	$24.20	2/10/20
	02/11/09						0	$0	2,111	$50,357
	03/03/10						0	$0	5,500	$150,865
Robert C.
Daigle	10/23/01	6,000	0	0	$34.09	10/23/11
	10/23/02	12,000	0	0	$26.11	10/23/12
	10/29/03	23,000	0	0	$38.53	10/29/13
	04/29/04	15,000	0	0	$59.85	04/29/14
	04/28/05	17,000	0	0	$34.83	04/28/15
	02/15/06	8,600	0	0	$48.00	02/15/16
	02/14/07	6,900	3,450	0	$52.51	02/14/17
	02/14/08	5,533	11,067	0	$31.31	02/14/18
	02/11/09	0	22,300	0	$23.86	02/11/19
	02/10/10	0	21,550	0	$24.20	02/10/20
	02/11/09						0	$0	2,111	$50,357
	03/03/10						0	$0	5,500	$150,865

- table continues on the next page -

	Option Awards					Stock Awards
				Equity					Equity Incentive Plan
				Incentive
				Plan
				Awards					Plan	Plan
									Awards:	Awards:
									Number of	Market or
									Unearned	Payout
							Number	Market	Shares,	Value of
		Number of	Number of				of Shares	Value of	Units	Unearned
		Securities	Securities				or Units	Shares or	or Other	Shares,
		Underlying	Underlying	Number of			of	Units of	Rights	Units
		Unexercised	Unexercised	Securities		Option	Stock	Stock	That	or Other
		Options	Options	Underlying	Option	Expiration	That	That	Have Not	Rights That
	Grant	Exercisable	Unexercisable	Unearned	Exercise	Date	Have Not	Have Not	Vested	Have Not
Name	Date	(1)	(2)	Options	Price	(3)	Vested	Vested	(4)	Vested (4)
Peter G.
Kaczmarek	10/23/01	6,000	0	0	$34.09	10/23/11
	10/23/02	12,000	0	0	$26.11	10/23/12
	10/29/03	18,000	0	0	$38.53	10/29/13
	04/29/04	13,000	0	0	$59.85	04/29/14
	04/28/05	15,000	0	0	$34.83	04/28/15
	02/15/06	8,600	0	0	$48.00	02/15/16
	02/14/07	6,900	3,450	0	$52.51	02/14/17
	02/14/08	5,533	11,067	0	$31.31	02/14/18
	02/11/09	0	22,300	0	$23.86	02/11/19
	02/10/10	0	21,550	0	$24.20	02/10/20
	02/11/09						0	$0	2,111	$50,357
	03/03/10						0	$0	5,500	$150,865
Michael D.
Bessette	10/23/01	1,500	0	0	$34.09	10/23/11
	10/23/02	2,970	0	0	$26.11	10/23/12
	10/29/03	14,000	0	0	$38.53	10/29/13
	04/29/04	13,000	0	0	$59.85	4/29/14
	04/28/05	14,000	0	0	$34.83	4/28/15
	02/15/06	8,600	0	0	$48.00	2/15/16
	02/14/07	6,900	3,450	0	$52.51	2/14/17
	02/14/08	4,433	8,867	0	$31.31	2/14/18
	02/11/09	0	20,050	0	$23.86	2/11/19
	02/10/10	0	19,400	0	$24.20	2/10/20
	02/11/09						0	$0	2,111	$50,357
	03/03/10						0	$0	5,500	$150,865

(1)	Represents fully exercisable stock options.
(2)
Represents stock option grants that will generally become exercisable in one-third increments on the second, third and fourth anniversary dates of the grant. Accelerated vesting applies in the case of death, disability, or retirement and, in certain cases, in connection with a Change in Control. See the discussion under “Potential Payments on Termination or Change in Control” on page 34 for more details.

(3)
All stock options have a ten year term subject to earlier termination as follows: the post-termination exercise period being the lesser of the remaining term or three months, or in the case of death, disability or retirement, the lesser of the remaining term or five years.

(4)
Represents 2009 and 2010 performance based restricted stock unit awards outstanding as of year end 2010. The disclosed amount for the 2009 - 2011 grants reflects a 67% payout based on the probable achievement of the performance objectives under this grant. The disclosed amount for the 2010 - 2012 grant reflects a 200% payout based on the probable achievement of the performance objectives under this grant.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2010

The following table contains all stock option exercises and vesting events of restricted stock awards for all NEOs during fiscal year 2010. No restricted stock awards vested for the NEOs in 2010.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise (1)
Robert C. Daigle	5,000	$450
Peter G. Kaczmarek	5,000	$450
Michael D. Bessette	1,000	$250

(1)	Reflects the difference between the price of Rogers stock at time of exercise and the exercise price of the option.

PENSION BENEFITS AT END OF FISCAL YEAR 2010

The table below sets forth information regarding the present value as of December 31, 2010, of the accumulated benefits of the NEOs under the Pension Plan and the Pension Restoration Plan. The present values were determined using interest rate and mortality rate assumptions consistent with those outlined in Footnote 9 of the Company’s 2010 Form 10-K.

			Present Value	Payments
		Number of Years	of Accumulated	During the Last
Name	Plan Name	Credited Service	Benefit	Fiscal Year
Robert D. Wachob	Rogers Corporation Pension Plan	27	$1,132,257	$0
	Rogers Corporation Pension Restoration Plan	27	$3,797,325	$0
Dennis M. Loughran	Rogers Corporation Pension Plan	5	$113,784	$0
	Rogers Corporation Pension Restoration Plan	5	$24,679	$0
Robert C. Daigle	Rogers Corporation Pension Plan	23	$376,263	$0
	Rogers Corporation Pension Restoration Plan	23	$33,503	$0
Peter G. Kaczmarek	Rogers Corporation Pension Plan	12	$270,977	$0
	Rogers Corporation Pension Restoration Plan	12	$19,746	$0
Michael D. Bessette	Rogers Corporation Pension Plan	36	$860,678	$0
	Rogers Corporation Pension Restoration Plan	36	$7,401	$0

Pension Plan

The basic formula for determining an eligible U.S. based employee’s annual pension benefit at normal retirement under the Pension Plan is equal to the sum of a participant’s base benefit, excess benefit, 30 year service benefit and the prior service benefit, where:
  Base Benefit – 1.25% of the product of Average Monthly Compensation and Credited Service for periods after 2001;
  Excess Benefit – 0.5% of Average Monthly Compensation in excess of 75% of Covered Compensation multiplied by Credited Service for periods after 2001;
  30 Year Service Benefit – 0.5% of Average Monthly Compensation for periods after 2001 multiplied by Credited Service in excess of 30 years;
  Prior Service Benefit – 55% of Average Monthly Compensation for periods before 2002 less 50% of the 12/31/2001 Social Security Benefit multiplied by the 12/31/2001 Year of Service Ratio and the Pay Ratio Increase;
  12/31/2001 Year of Service Ratio – Years of Service as of December 31, 2001, divided by 30; and
  Pay Ratio Increase – current Average Monthly Compensation divided by Average Monthly Compensation as of 12/31/2001.
Compensation and period of employment are recognized under the Pension Plan as follows:
  Average Monthly Compensation for a salaried employee is based on the monthly base rate of salary in effect on June 1st over a 10-year period. Average Monthly Compensation is equal to the highest five consecutive June 1st amounts divided by 5. Bonuses and other incentive compensation are disregarded under the Pension Plan;
  Credited Service means the period during which a participant is employed by Rogers as an eligible employee (rounded up to the next highest whole number of years) as determined under tax-qualified plan rules; and

  Covered Compensation is generally the average of the Social Security taxable wage base in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which the participant would have reached his or her Social Security retirement age.
A participant may commence payment of early retirement benefits at any time after attaining age 55. Mr. Wachob and Mr. Bessette are currently eligible to take early retirement. The early retirement benefit equals the normal retirement benefit described above reduced by 0.333% for each month (4% per year) that a participant commences benefits before attaining normal retirement age.

Available forms of payment under the Pension Plan are as follows:
  Single Life Annuity
  Joint and Survivor Annuity (50%, 66 2/3%, 75% and 100%)
  10 Year Certain Annuity
A lump sum form of payment is unavailable under the Pension Plan (except for a single lump sum benefit if the actuarially equivalent value is $5,000 or less).

Annuity features providing for continued payment to a survivor or guaranteed payments to beneficiaries are not subsidized by Rogers. Employees may elect their form of payment under the Pension Plan when they begin to collect their pension benefit.

If a participant dies before commencing payments under the Pension Plan, a death benefit is payable to the participant’s surviving spouse or, if there is no surviving spouse, the participant’s surviving children under the age of 21. In general, this benefit equals the amount payable under the survivor portion of the 50% Joint and Survivor Annuity beginning in no event before the participant’s 55th birthday.

A participant who becomes disabled while employed at Rogers will continue to be treated as an active employee for purposes of the Pension Plan until age 65. As such, a disabled participant will continue to be credited with years of service and with the compensation rate in effect at the beginning of the disability. If a disabled participant retires after age 55 and commences payment of benefits, no additional credited service is granted.

Pension Restoration Plan

The Pension Plan limits the amount of pension benefits that may be provided to participants under the basic formula described above in accordance with certain limits under federal tax laws. The limits restrict the amount of compensation that can be taken into account under the Pension Plan to $245,000 (for 2010) and impose a maximum annual pension benefit commencing at age sixty-five to $195,000 (for 2010). To the extent that these limits reduce the benefits that a NEO earns under the Pension Plan’s retirement formula, Rogers provides an additional benefit under the Pension Restoration Plan. The Pension Restoration Plan is intended to make a participant whole for the benefits under the basic formula that could not be provided under the Pension Plan due to these limits or deferrals being made under the Voluntary Deferred Compensation Plan For Key Employees.

In addition, the Pension Restoration Plan provides for:
  Average Monthly Compensation to include annual bonuses paid to certain senior executives over age 55 that have been specified by the Compensation and Organization Committee, (a) on or after January 1, 2004, in all events, and (b) paid before January 1, 2004, in the event of a covered executive’s death, disability, or termination of employment that results in the payment of severance. The only NEOs currently entitled to this benefit are Messrs. Wachob and Bessette; and
  An executive officer who is a participant at the time of a Change in Control will have benefits calculated under the Pension Restoration Plan, (a) as if such officer had attained age 55 at the time of the Change in Control and completed at least one day of service after attaining age 55, and (b) by including all annual bonuses as part of Average Monthly Compensation, subject to Internal Revenue Code Section 280G limitations discussed below.
In general, a lump sum benefit payment under the Pension Restoration Plan is made six months and one day following the termination of employment. In the event of a Change in Control, payment of benefits would be made in a lump sum upon such Change in Control.

NON-QUALIFIED DEFERRED COMPENSATION AT END OF FISCAL YEAR 2010

This table provides information about the Rogers Corporation Voluntary Deferred Compensation Plan For Key Employees. A NEO may only participate in the plan if he elects to defer receipt of compensation that would otherwise be payable to him in cash. The amounts shown in the column Executive Contributions come from a deferral of the NEOs salary earned in 2010 and AICP amount earned in 2009 which was otherwise payable in 2010. If the NEO had not chosen to defer these amounts, we would have paid these amounts to him in cash. The amount shown in the column Executive Contributions is not an additional award to the NEO.

	Executive	Registrant			Aggregate
	Contributions in	Contributions in	Aggregate	Aggregate	Balance at Last
	the Last Fiscal	the Last Fiscal	Earnings in the	Withdrawals/	Fiscal Year
Name	Year	Year (1)	Last Fiscal Year (2)	Distributions (3)	Ending
Robert D. Wachob	$17,100	$9,548	$1,412	$135,195	$27,007
Dennis M. Loughran	$6,000	$2,086	$465	$46,482	$8,189
Robert C. Daigle	$4,000	$1,491	$372	$39,043	$5,559
Peter G. Kaczmarek	-	-	$106	$13,549	-
Michael D. Bessette	-	-	$102	$13,150	-

(1)	Reflects 2010 matching credit on executive contributions in the last fiscal year.
(2)	Reflects interest accrued on all contributions in 2010.
(3)	Reflects withdrawals required under participant elections made before 2010.

Each year a participant may elect in writing to defer up to 100% of any bonus and up to 50% of salary otherwise to be earned during the next calendar year. The minimum dollar amount deferred for any year is $4,000 of salary and/or $4,000 of bonus. Compensation deferred after 2009 is only paid in cash.

A Company match is credited on all salary and bonus deferrals but with the amount of the match being equal to the then current rate of the 401(k) Company match (which is currently 100% of the first 1% and 50% of the next 5% of eligible compensation). The Company match on deferrals is made in cash. Each participant has a fully vested interest in the Company match.

The interest rate credited on deferred amounts was 3.76% in 2010. If cash dividends are paid with respect to Rogers stock that is deferred under this plan, those dividends will be credited to the participant’s deferral account. Dividends will be denominated in cash and earn interest at the same rate as disclosed above. Such cash amounts will be paid at the time of distribution of the deferred stock. Amounts could not be deferred in Rogers stock after 2009.

Payment(s) of deferred amounts with respect to the deferrals made for a specific year will commence on April 15th (March 15th for lump sum payments related to deferral elections made after September 30, 2007) of the year following: (a) the passage of the number of years specified by the individual in the deferral election for that year, (b) the year in which the participant ceases to be an employee or (c) the earlier (in the case of stock deferrals) or the latter (in the case of cash deferrals) of (a) or (b). Payment elections are made at the time of the deferral election. Payments are made in a lump sum or installments over a period of not more than 10 years. Any requested changes in the timing of the payments by participants must result in the extension of the existing payment date by at least an additional five years. Accelerated payment is provided for in the case of a Change in Control or a bona fide unforeseen financial hardship. Payments made upon a participant’s separation from service are delayed six months to the extent necessary to avoid penalties under Internal Revenue Code Section 409A.

To the extent permitted under Internal Revenue Code Section 409A, certain amounts in a participant’s deferred compensation account, such as amounts deferred and vested prior to January 1, 2005, are not subject to Section 409A.

This plan is not funded and no trust, escrow or other provision has been established to secure plan benefits. A participant will be treated the same as a general unsecured creditor at all times under this plan. A participant will only be able to sell or otherwise transfer stock received as a plan benefit in accordance with applicable securities laws and Rogers’ insider trading policy.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The section below describes the payments that may be made to NEOs upon termination of employment or in connection with a Change in Control.

Payments Made Upon Termination

A NEO may be entitled to receive the following amounts earned during his term of employment regardless of the manner in which a NEOs employment terminates except where indicated to the contrary below:
  unpaid base salary through the date of termination;
  any accrued and unused vacation pay;
  any unpaid annual bonus with respect to a completed performance period (except in the event of termination for cause);
  all accrued and vested benefits under the Pension Plan and the Pension Restoration Plan as described beginning on page 31 all accrued and vested benefits under the Voluntary Deferred Compensation Plan For Key Employees as described on page 23 and on page 33;
  all outstanding and vested equity awards granted under the Rogers’ equity compensation plans (except in the event of termination for cause) – all outstanding awards as of December 31, 2010, are set forth beginning on page 29; and
  all other benefits under the Company’s compensation and benefit programs that are available to all salaried employees and do not discriminate in scope, terms or operation in favor of the NEOs.
Payments Made Upon Retirement

In the event of the retirement of a NEO, in addition to the items listed under the heading Payments Made Upon Termination, the NEOs will receive the following benefits:
  all outstanding unvested stock options will vest;
  a pro-rata portion of any performance based restricted stock units award based on the number of full fiscal years completed during the performance period for those shares and the actual performance at the end of the three year performance period, at which time the award will be made; and
  a pro-rata portion of the NEOs AICP award for the performance year, in which the termination occurs, based on actual performance.
“Retirement” means voluntary termination of employment by the NEO after attaining age 55 or more with at least five years of service.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO (using the same disability criteria as Social Security), in addition to the benefits listed under the heading Payments Made Upon Termination above, the NEO will receive the following:
  benefits under Rogers’ disability plan or payments under Rogers’ life insurance plan, as appropriate;
  all outstanding unvested stock options will vest;
  a pro-rata portion of any performance based restricted stock units award based on the number of full fiscal years completed during the performance period for those shares and the actual performance at the end of the three year performance period, at which time the award will be made; and
  a pro-rata portion of their annual bonus for the performance year in which the termination occurs based on actual performance.

Payments Made Upon Involuntary Termination of Employment without Cause Prior to a Change in Control

Rogers provides separation pay and benefits to all of its regular U.S. full-time salaried employees, including the NEOs, according to the current Severance Pay Plan for Exempt Salaried Employees Policy (the “Severance Policy”). The Severance Policy provides severance pay to eligible salaried employees whose employment is terminated by the Company without cause (a “Separation”) – in the form of continued salary payments, health insurance, and certain other benefits. Basic Severance Pay, as described below, is provided to eligible employees without any conditions, but the Additional Severance Pay, as described below, requires the employee to sign a General Release and Settlement Agreement. The number of weeks of salary and benefits continuance is based on length of service as follows:

Length of Severance Pay
Total Severance with
Length of Service	Basic Severance Pay	Additional Severance Pay	Signed Agreement
Under 6 months	4 weeks	2 weeks	6 weeks
6 months to under 1 year	4 weeks	4 weeks	8 weeks
1 year to under 4 years	4 weeks	6 weeks	10 weeks
4 years to under 7 years	4 weeks	8 weeks	12 weeks
7 years to under 21 years	4 weeks	8 weeks plus 2 weeks for each year of	Based on years of service
service over 6 years
21 years and more	4 weeks	36 weeks plus 1 week for each year of	Based on years of service
service over 20 years

The Severance Policy may be amended, modified or terminated at any time by Rogers, except in the case of Mr. Wachob. Mr. Wachob may elect the benefits of either the policy in effect in November 1991, or the Severance Policy, if any, which may be in existence at the time of his employment termination. Mr. Wachob’s right to this election may be cancelled by Rogers or the executive on three years’ written notice. Mr. Wachob would be entitled to 78 weeks of salary payments, health insurance, pension service credit and certain other benefits upon termination of employment covered by the policy in effect in November 1991.

The NEOs are also eligible for a lump sum payment upon termination of four weeks of pay under the Severance Policy.

Payments Made Upon Certain Events in Connection with a Change in Control

Rogers has entered into Officer Special Severance Agreements with each of the NEOs. The term of these agreements, which are also referred to below as “Change in Control Agreements”, is three years subject to a two year review and re-approval for an additional three years by the committee. The following severance benefits would be provided upon a qualifying termination of employment (as described below) within two years following a Change in Control (as described below):
  cash severance pay equal to two and one half (2.5), multiplied by the sum of (a) base salary plus (b) target annual incentive compensation and/or any other cash bonus awards last determined for the NEO (or, if greater, most recently paid prior to the Change in Control);
  pro-rata payment of the NEOs annual target incentive compensation, except the CEO, who will receive a pro-rata payment based upon actual company performance after March 23, 2010;
  continued medical, dental and life insurance benefits at active-employee rates, for a period of two and one half (2.5) years, subject to offset from subsequent employment;
  outplacement assistance up to six months; and
  reimbursement of legal and accounting fees and expenses incurred to enforce the agreement.
A qualifying termination of employment consists of (1) termination of employment by Rogers without cause or (2) resignation by the NEO due to a Constructive Termination, in each case within two years following a Change in Control. A NEO is not eligible for enhanced severance benefits under the Change in Control Agreements if his or her termination is due to death or disability.

All outstanding unvested stock options issued before 2009 shall vest immediately upon a Change in Control under the terms of the Rogers Corporation 2005 Equity Compensation Plan. Stock options granted after January 1, 2009, shall not automatically vest upon a Change in Control. Instead, such options will vest upon a Change in Control only if the NEOs employment is terminated in a manner entitling him/her to severance benefits under the Officer Special Severance Agreement or if the buyer does not assume or replace the stock options. All performance based restricted stock units shall vest on a pro-rata basis upon a Change in Control based upon the extent to which the Company and its affiliates have met the designated performance objectives as determined by the committee.

All of the payments described above are limited to the extent that payment would result in triggering golden parachute excise taxes under Section 4999 of the Internal Revenue Code.

A “Change in Control” for purposes of the Change in Control Agreements generally consists of one or more of the following events:
  closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
  closing of the sale of all of the Company’s common stock to an unrelated person or entity; and
  there is a consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this paragraph, the percentage of the beneficially owned shares of the successor or survivor entity described above shall be determined exclusively by reference to the shares of the successor or survivor entity which result from the beneficial ownership of shares of common stock of the Company by the persons described above immediately before the consummation of such transaction.
A “Constructive Termination” for purposes of the Change in Control Agreements generally includes any of the following actions by Rogers following a Change in Control:
  a material reduction in the officer’s annual base salary as in effect immediately prior to a Change in Control or as the same may be increased from time to time, and/or a material failure to provide the executive with an opportunity to earn annual incentive compensation and long-term incentive compensation at least as favorable as in effect immediately prior to a Change in Control or as the same may be increased from time to time;
  a material diminution in the officer’s authority, duties, or responsibilities as in effect at the time of the Change in Control;
  a material diminution in the authority, duties, or responsibilities of the supervisor to whom the officer is required to report (it being understood that if the officer reports to the Board, a requirement that the officer report to any individual or body other than the Board will constitute “Constructive Termination” hereunder);
  a material diminution in the budget over which the officer retains authority;
  the Company’s requiring the officer to be based anywhere outside a fifty mile radius of the Company’s offices at which the officer is based as of immediately prior to a Change in Control (or any subsequent location at which the officer has previously consented to be based) except for required travel on the Company’s business to an extent that is not substantially greater than the officer’s business travel obligations as of immediately prior to a Change in Control or, if more favorable, as of any time thereafter; or
  any other action or inaction that constitutes a material breach by the Company or any of its subsidiaries of the terms of the Change in Control agreement.
The officer shall not be entitled to terminate employment with the Company on account of “Constructive Termination” unless the officer provides notice of the existence of the purported condition that constitutes “Constructive Termination” within a period not to exceed ninety (90) days of its initial existence, and the Company fails to cure such condition (if curable) within thirty (30) days after the receipt of such notice.

A termination “for Cause” for purposes of the Change in Control protection means:
  the willful commission of material theft or embezzlement or other serious and substantial crimes against the Company and its subsidiaries.
Coordination between Severance Policy and Change in Control Agreements

The enhanced severance benefits under the Change in Control agreement are in lieu of any other severance benefits to which a NEO may be entitled under the severance policy or any other arrangements.

Confidentiality and Non-Compete Agreements

The Company entered into confidentiality and non-compete agreements with most of its salaried employees, including its NEOs. These agreements generally prohibit the NEOs from accepting employment with a competitor of the Company for two years following termination of employment. If a NEO terminates employment prior to a Change in Control and cannot obtain employment at a rate of compensation at least equal to the rate in effect upon terminating employment with Rogers during this period, the NEOs may become entitled to additional payment from the Company. This payment will equal the difference between the executive’s current compensation and their last regular rate of compensation with the Company, reduced by any retirement or severance income. In lieu of making payments on account of an employment termination prior to a Change in Control, the Company can waive its rights to enforce the non-compete agreement. Enhanced severance benefits under the Officer Special Severance Agreement are contingent upon complying with non-compete obligations.

Assumptions Regarding Post Termination Tables

The following table was prepared as though the NEOs employment was terminated on December 31, 2010, (the last business day of 2010) using the closing share price of Rogers’ common stock of $38.25 as of the last trading day of the fiscal year ending on December 31, 2010. The amounts under the column labeled “Termination by Rogers without Cause absent a Change in Control” assumes that a Change in Control occurred on December 31, 2010. Rogers is required by the SEC to use these assumptions. With those assumptions taken as a given, the Company believes that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the NEOs employment was not terminated on December 31, 2010, and a Change in Control did not occur on that date. As a result there can be no assurance that a termination of employment, a Change in Control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Equity Award Assumptions
  Stock options vested on December 31, 2010, due to an assumed Change in Control, termination of employment without Cause by the Company (including a Constructive Termination), death, disability or retirement;
  Stock options that become vested due to a Change in Control are valued based on their option spread (i.e., the difference between the stock’s fair market value and the exercise price); and
  Performance based restricted stock units that vest upon a Change in Control at target are taken into account at $38.25 per share.
Annual Bonus Assumption
  All amounts under Rogers’ annual bonus plan were earned for 2010 in full based on actual performance and are not treated as subject to the golden parachute excise tax upon a Change in Control; and
  Earned amounts under Rogers’ annual bonus plan are treated as paid as regular compensation and are not included in the severance estimates.
Benefit Continuation Assumption
  Medical, dental and life insurance benefit continuation costs for 2011 are based on rates for 2011. However, benefit continuation costs for the medical plan for 2011 include a 6% increase and the dental plan for 2011 includes a 0% increase based on projected trends provided by an outside consultant. The life insurance cost did not increase.
Severance Policy Assumptions
  For Mr. Wachob, all severance benefits are calculated based on the terms and conditions set forth in the November 1991 policy. Mr. Wachob may elect benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time of his employment termination.

POST TERMINATION TABLE

			Termination by Rogers
			without Cause or by the
	Termination by Rogers		Named Executive Officer		Termination Due to
	without Cause absent a		with Good Reason on or		Death, Disability,
Name	Change in Control		after a Change in Control		or Retirement
Robert D. Wachob
Cash Severance	$1,579,789	(1)	$2,250,144	(4)	$0	(10)
Accelerated Vesting of Unvested Equity	$0		$2,679,472	(5)	$2,595,845	(11)
Benefits Continuation	$19,713	(3)	$34,103	(6)	$0
Retirement Benefits	$0		$0	(7)	$0
Outplacement Services	$0		$10,000	(8)	$0
280G Payment Reduction	$0		$0	(9)	$0
Total	$1,599,502		$4,973,719		$2,595,845
Dennis M. Loughran
Cash Severance	$67,488	(2)	$1,060,124	(4)	$0	(10)
Accelerated Vesting of Unvested Equity	$0		$824,422	(5)	$801,842	(11)
Benefits Continuation	$4,414	(3)	$51,168	(6)	$0
Retirement Benefits	$0		$73,287	(7)	$0
Outplacement Services	$0		$10,000	(8)	$0
280G Payment Reduction	$0		($43,319)	(9)	$0
Total	$71,902		$1,945,682		$801,842
Robert C. Daigle
Cash Severance	$237,317	(2)	$1,076,205	(4)	$0	(10)
Accelerated Vesting of Unvested Equity	$0		$824,422	(5)	$801,842	(11)
Benefits Continuation	$15,575	(3)	$50,412	(6)	$0
Retirement Benefits	$0		$204,410	(7)	$0
Outplacement Services	$0		$10,000	(8)	$0
280G Payment Reduction	$0		($89,850)	(9)	$0
Total	$252,892		$2,075,599		$801,842
Peter G. Kaczmarek
Cash Severance	$143,468	(2)	$1,076,010	(4)	$0	(10)
Accelerated Vesting of Unvested Equity	$0		$824,422	(5)	$801,842	(11)
Benefits Continuation	$9,549	(3)	$51,098	(6)	$0
Retirement Benefits	$0		$147,169	(7)	$0
Outplacement Services	$0		$10,000	(8)	$0
280G Payment Reduction	$0		($121,093)	(9)	$0
Total	$153,017		$1,987,606		$801,842
Michael D. Bessette
Cash Severance	$278,246	(2)	$920,163	(4)	$0	(10)
Accelerated Vesting of Unvested Equity	$0		$746,569	(5)	$713,789	(11)
Benefits Continuation	$13,676	(3)	$33,068	(6)	$0
Retirement Benefits	$0		$271,825	(7)	$0
Outplacement Services	$0		$10,000	(8)	$0
280G Payment Reduction	$0		($640,548)	(9)	$0
Total	$291,922		$1,341,077		$713,789

(1)
Reflects the maximum severance benefit of 78 weeks (1.5 years) provided under the 1991 Rogers Corporation Severance Policy for Salaried Employees. The cash severance benefits include 1.5 times the base salary (the current base rate) plus the greater of (i) the most recent year’s paid bonus as of 12/31/10 (bonus paid in 2010 for 2009 performance), or (ii) the average of the bonuses paid in the past 2 years.
(2)	Messrs. Loughran, Daigle, Kaczmarek, and Bessette are eligible to receive cash severance benefits (base salary only) under Rogers Severance Pay Plan for Exempt Salaried Employees. The length of severance benefits (assuming the executive signed a General Release and Settlement Agreement) received by the executives are 12, 43, 26, and 57 weeks respectively.
(3)	Reflects Rogers’ estimated cost for Messrs. Wachob, Loughran, Daigle, Kaczmarek, and Bessette of 78, 12, 43, 26, and 57 weeks, respectively, of medical, dental, and life insurance.
(4)	Represents cash severance pay equal to 2.5 times the sum of the executive’s base salary plus the higher of target bonus or the last actual paid bonus (paid in 2010 for services in 2009). We exclude any pro-rata bonus payments from the calculation, because those amounts would already have been earned by the executive on December 31, 2010.
(5)	Represents the in-the-money value of all outstanding and unvested stock options (based on a stock price of $38.25 as of December 31, 2010). Grants awarded from the Rogers Corporation 2005 Equity Compensation Plan accelerate and become fully exercisable upon a Change in Control. Grants awarded from the Rogers Corporation 2009 Long-Term Equity Compensation Plan accelerate and become fully exercisable upon both a Change in Control and a qualifying termination event. Performance based restricted stock unit acceleration is based on a pro-rata period from the start of the performance period to the date of the Change in Control, and approximate performance achievement (as determined by the Compensation and Organization Committee) during such period. The data reflects acceleration of the 2009 and 2010 performance based restricted stock units on a pro-rata basis assuming a 67% and 200% performance achievement, respectively, as of 12/31/2010. This amount does not reflect the value of all vested and outstanding stock options as disclosed beginning on page 29 for Messrs. Wachob, Loughran, Daigle, Kaczmarek, and Bessette, which is $1,398,589, $183,773, $412,553, $405,713, and $248,260, respectively, based on a stock price of $38.25 as of December 31, 2010.
(6)	Represents 2.5 years of benefit continuation, which includes the Company cost for medical, dental, and life insurance.
(7)	Represents the incremental benefits provided under the Rogers Corporation Pension Restoration Plan. See page 32 for additional detail.
(8)	Represents the estimated present value of six months of outplacement services.
(9)	Represents the estimated reduction to the payments set forth in this column required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code assuming, solely for purposes of this proxy statement, no amounts are treated as reasonable compensation due to non-compete restrictions.
(10)	We exclude any pro-rata bonus payments from the calculation, because they would already have been earned by the executive on December 31, 2010.
(11)	Represents the in-the-money value of all outstanding and unvested stock options and the fair market value of the pro-rata portion of the performance based restricted stock units (assuming target performance achievement) that accelerate and become fully exercisable in the case of death, disability, or normal retirement, according to the provisions of the award agreements. This table does not reflect the possible future value of stock options that results due to a stock price increase during the post-termination exercise period following death, disability or retirement, which is the lesser of the remaining term of the stock option or five years.

Proposal 2: Vote on a Non-Binding Advisory Resolution to Approve Executive Compensation

We are requesting shareholder approval, on a non-binding advisory basis, of the compensation of our named executive officers (“NEOs”) as presented in the “Compensation Discussion and Analysis” beginning on page 15 and the compensation tables included in the discussion of “Executive Compensation” beginning on page 25, including the related narrative disclosure.

As discussed in the Compensation Discussion and Analysis, we design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. We believe that our executive compensation program provides an appropriate balance between salary and incentive compensation as well as an appropriate balance between risk and reward so that such compensation practices are strongly aligned with the long-term interests of our shareholders. For 2010, between 62 percent and 75 percent of our executive compensation package was based on achieving targeted levels of corporate performance.

Our diluted earnings per share improved from a loss of $4.01 in 2009 to a profit of $2.16 per share in 2010. In addition, Rogers’ stock price during the 2010 calendar year increased 21.6% from $31.45 on January 1, 2010, to $38.25 on December 31, 2010. As a result, the amounts earned by our NEOs for 2010 were significantly greater than in 2009. However, in years during which we have not performed as well, our NEOs have earned substantially less incentive compensation, which demonstrates our pay for performance approach.

The Compensation and Organization Committee has closely reviewed market practices for executive compensation and made several changes over the last few years – highlights include:
  A shift of 25% of the NEOs long-term incentive from stock options to performance based restricted stock units with meaningful performance targets;
  Amending the Annual Incentive Compensation Plan to protect the deductibility of performance based compensation payable to the CEO under Section 162(m) of the Internal Revenue Code;
  Implemented new Officer Special Severance Agreements which provide that in case of a Change in Control:
-	stock options granted on or after January 1, 2009 and performance based restricted stock will not automatically vest on a Change in Control;
-	there is no pension or savings make whole benefit or Company car provided as part of the severance benefit;
-	severance is subject to compliance with a non-compete agreement and signing of a release protecting Rogers;
-	the Company may elect not to renew these severance agreements every three years;
  Amended the Company’s pension restoration plan to eliminate grandfathered rights for executive officers to receive a payment of benefits upon an adverse change in the Company’s financial health; and
  Eliminated the tax gross-up payments to executives for FICA taxes assessed on non-qualified pension benefits.
Additional changes to executive compensation for 2011 and beyond include:
  Adding time-based restricted stock to the NEOs long-term incentive compensation program and changing the mix of equity compensation incentives to 40% stock options, 30% performance based restricted stock units and 30% time-based restricted stock units;
  Adding targeted sales as a metric in the Annual Incentive Compensation Plan; and
  Reducing the maximum Annual Incentive Compensation Plan award from 300% of target to 200% of target.
We do not have employment agreements with our NEOs that guarantee any level of compensation. Our NEOs are covered under severance policies that generally apply to all of our employees and require signing of a release protecting Rogers. We believe that this approach when coupled with our stock ownership guidelines helps to avoid inappropriate incentives for risk taking behaviors.

As an advisory vote, this proposal is not binding upon us. However, our Compensation and Organization Committee, which is responsible for the design and administration of our executive compensation practices, values the opinions of our shareholders expressed through your vote on this proposal. The committee will consider the outcome of this vote in making future compensation decisions for our NEOs.

Accordingly, we will present the following resolution for vote at the 2011 Annual Meeting of Shareholders:

“RESOLVED, that the shareholders of Rogers Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s NEOs as described in the Compensation Discussion and Analysis and disclosed in the 2010 “Summary Compensation Table” and related compensation tables and narrative disclosure as set forth in this 2011 Proxy Statement.”

Vote Required and Recommendation of the Board of Directors

The advisory vote on the compensation of our named executive officers may be approved by the affirmative vote of the majority of votes properly cast (i.e., the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as presented in this proxy statement.

Proposal 3: Vote on a Non-Binding Advisory Resolution to Determine Whether a Shareholder Vote on a Non-Binding Advisory Resolution to Approve Executive Compensation Will Occur Once Every One, Two or Three Years

We are requesting our shareholders vote, on a non-binding advisory basis, on whether we present a request for a non-binding advisory vote on our executive compensation practices in our proxy materials every year, every two years, or every three years. Our shareholders will be requested to provide an advisory vote on this frequency matter at least once every six years.

The Board of Directors believes that a frequency of once every three years for the non-binding advisory vote on executive compensation is most appropriate for conducting and responding to a “say on pay” vote given the nature of the Company’s business cycle and the time needed to properly evaluate compensation levels.

The Company believes that our executive compensation programs are developed to be simple in design and should not change significantly from year-to-year. Medium and long-term incentive programs are intended to be periodically monitored over several years so their link to Company performance and the balance between risk and reward are clearly understood. When changes are made, we study the alternatives available very closely, model the potential payouts based on Company performance, and the employee relations impact. Our compensation programs effect more than just the executive officers, so we must be sure that any change will have the desired effect.

Attempting to go through this process annually could cause us to react to the particular circumstances that occurred in one year and not take the longer term perspective that is necessary in these types of incentive plans. It could also force us to make decisions on a much faster and less informed basis than usual, and cause confusion to our employees with continuous changes to the compensation plans.

Shareholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. See the Communications with Members of the Board of Directors section on page 54.

Although the Board recommends a vote once every three years, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or to abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation.

Because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. However, we value the opinions of our shareholders and we will consider the outcome of the vote in making determinations regarding the presentation of vote proposals in future proxy statements.

Vote Required and Recommendation of the Board of Directors

The preferred frequency of the advisory vote of the compensation of our NEOs will be the choice receiving the highest number of votes properly cast. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” a frequency of “three years” for the presentation of a non-binding advisory vote on our compensation programs.

Proposal 4: Approval of an Amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan

We are requesting that the shareholders approve an amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan (the “2009 Plan”), which amendment was approved by the Board of Directors on February 9, 2011, subject to shareholder approval. If approved, the February 9th amendment would increase the share reserve by 415,000 shares. The 2009 Plan was approved by shareholders at the 2009 annual meeting. A copy of the 2009 Plan, marked to highlight the change by the February 9th amendment, is attached to this proxy statement as Appendix A. The description of the 2009 Plan set forth below is a summary and so is qualified by reference to the complete text of the 2009 Plan.

Purpose of the Request for Approval of the Amendment

As of March 1, 2011, less than 6,000 shares remain available under the 2009 Plan, which limits Rogers from granting intended equity awards for 2011 and beyond. Our Board of Directors believes that it is critical to our future success as a Company to be able to grant equity awards. We are requesting that shareholders approve the February 9th amendment to increase the overall share reserve in order to:
  Drive shareholder value
  Equity grants are an essential component of our executive compensation policy as described in the Compensation Discussion and Analysis. Among other things, granting equity awards allows us to deliver competitive compensation opportunities and provide rewards for increases in shareholder value creation.

  Attract and retain critical talent
  Additional shares are needed to provide the Board of Directors and management with a significant tool for attracting key talent and retaining our most valued employees.

  Further align the Executives and the Board of Directors with shareholders
  We believe it is important that equity grants remain a significant part of the executives’ and Board of Directors’ compensation package so that current and future executives and directors are put in a position similar to our shareholders.
Shares Required for Future Equity Awards

The 415,000 shares to be added to the 2009 Plan under the February 9th amendment are expected to satisfy our equity compensation needs for the 2011 and 2012 fiscal years. If shareholders do not approve the February 9th amendment, we will not be able to make equity awards to our executives, other key performers and directors. Set forth in the table on the next page are the estimated equity awards to be made immediately after the 2011 shareholders meeting in the event that the shareholders approve the February 9th amendment. The estimated awards shown below are subject to change based on a number of factors, including but not limited to a change in the value of our Company’s stock and the Compensation and Organization Committee’s discretion in the determination of awards or mix of instruments.

ESTIMATED EQUITY AWARDS TO BE GRANTED TO EMPLOYEES AND DIRECTORS IN MAY 2011

	Performance Based Restricted Stock Units (1)
		Number of	Number of	Number of
		Performance	Performance	Performance
		Based	Based	Based	Number of
	Dollar Value of	Restricted	Restricted Units	Restricted Units	Time Based	Number of
Name of Person	Performance At	Units at 0% or	at Target	at 200% or More	Restricted	Stock	Deferred Stock
or Group	Target (100%)	Less of Target	(100%)	of Target	Stock Units (2)	Options (3)	Units
Robert D. Wachob	$324,900	0	7,150	14,300	7,150	20,150	0
Dennis M. Loughran	$97,500	0	2,150	4,300	2,150	6,050	0
Robert C. Daigle	$97,500	0	2,150	4,300	2,150	6,050	0
Peter C. Kaczmarek	$97,500	0	2,150	4,300	2,150	6,050	0
Michael D. Bessette	$90,000	0	2,000	4,000	2,000	5,600	0
All executive officers, as a Group (14)	$1,213,200	0	26,900	53,800	26,900	75,390	0
All directors who are not executive officers, as a group (9)	$0	0	0	0	0	0	17,100
All employees who are not executive officers, as a group (94)	$0	0	0	0	37,100	0	0

(1)	Individual performance based restricted stock unit awards are granted as a dollar value, which is then divided by Rogers’ closing stock price that day, and rounded up to the next even 50 shares to determine the exact number of shares that will represent a targeted award. Based on Rogers' cumulative annual growth in diluted earnings per share, free cash flow and net sales during the three year period of the award, the executive can earn from 0% to 200% of his or her targeted award.
(2)	These awards might alternatively be granted as shares of time based restricted stock instead of as units. See the discussion under the heading “Description of the 2009 Plan” for further information regarding these type of awards.
(3)	Stock options will be granted as a dollar value, which is then divided by the Black-Scholes value of Rogers stock as calculated by the Compensation and Organization Committee’s outside independent compensation consultants as of the date of the grant, and rounded up to the next even 50 shares to determine the exact number of shares awarded to the executive. Stock options granted to executives generally become exercisable on the second anniversary of the grant date as to the first one-third of the shares, on the third anniversary of the grant date as to the second one-third, and on the fourth anniversary of the grant date as to the balance; provided that the holder is then employed by us. Accelerated exercisability applies in the event of death, disability, retirement or in connection with a Change in Control as described elsewhere in this proxy statement. The time for vesting is delayed for executives in Belgium due to local tax law considerations. Stock options remain exercisable until the tenth anniversary of the grant date subject to earlier expiration upon employment termination, with the post-termination exercise period being the lesser of the remaining term or three months or, in the case of death, disability or retirement, the lesser of the remaining term or five years and in the case of death, disability or retirement, all such stock options become fully exercisable.

Share Reserve	Number of Shares
Shares originally authorized under the 2009 Plan on May 7, 2009	860,000
Total number of equity awards granted (less forfeitures) from May 7, 2009, through December 31, 2010, under the 2009 Plan	854,400
Remaining shares available for equity awards as of December 31, 2010, (and estimated to be available on May 12, 2011) under the 2009 Plan	5,600
Shares being requested by the February 9th amendment to the 2009 Plan	415,000
Total shares available for grant under the 2009 Plan (if the February 9th amendment is approved by shareholders)	420,600

If the February 9th amendment is approved, the aggregate number of shares of our common stock that will be available for issuance under the 2009 Plan would increase to 420,600 shares, based on the estimates set forth above.

No participant shall be granted stock options, stock appreciation rights, or both with respect to more than 80,000 shares during any fiscal year. In addition, no individual shall be granted restricted stock, restricted stock units, any other type of full-value share equity award or any combination of full-value share awards with respect to more than 80,000 shares during any fiscal year.

If awards granted under the 2009 Plan are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the 2009 Plan. With respect to stock appreciation rights, all shares subject to a stock appreciation right will cease to be available under the 2009 Plan, other than shares forfeited due to failure to vest and such shares will become available for future grant or sale under the 2009 Plan (unless it has terminated).

If a stock option is exercised, in whole or in part, by either the tender of shares or a net exercise, or if the Company’s tax withholding obligation is satisfied by withholding shares, the number of shares deemed to have been issued under the 2009 Plan shall be the net number of shares actually issued upon exercise. To the extent an award is paid out in cash rather than shares, such exercise will not reduce the number of shares available for issuance under the 2009 Plan.

If we increase or decrease the number of issued shares of common stock by means of a stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, split-up, spin-off, combination or reclassification of the common stock, repurchase, exchange of shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction, the Compensation and Organization Committee will proportionately adjust the number of shares covered by each outstanding award, the number of shares available for issuance under the 2009 Plan and the price per share covered by each outstanding award.

Replacement awards may be granted under the 2009 Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of an acquired company in a merger or other form of corporate acquisition, and the shares subject to any such award will not reduce the number of shares available for issuance under the 2009 Plan. To date, no replacement awards have been granted under this provision and there will be no replacement options issued with respect to the Curamik acquisition.

Currently, stock options can only be granted under the 2009 Plan and the Rogers Corporation Global Stock Ownership Plan For Employees (the “ESPP”). Forfeitures of stock options issued under other equity compensation plans established prior to the 2009 Plan do not increase the share reserve under either the 2009 Plan or the ESPP.

Burn Rate

A measurement that is considered meaningful by some shareholders regarding equity incentive plans is the “burn rate” calculation. The burn rate is calculated by dividing the number of equity instruments granted during any particular period by the number of outstanding shares of common stock at the end of the period. A higher burn rate indicates an increased number of equity awards being granted to employees and/or directors. The burn rate is usually compared to industry data, particularly data furnished by various shareholder services groups. To account for the differences in inherent value between a full value instrument (e.g., restricted stock) and an appreciation-based instrument (e.g., stock options), companies typically multiply the number of full value instruments awarded by a factor greater than one. For restricted shares/unit awards, we multiply the number of restricted shares/unit awards by two when aggregating with stock option grants. Utilizing this methodology, the current three year average annual burn rate for Rogers, as calculated by the Compensation and Organization Committee’s outside compensation consultant is 2.32%, which is significantly less than the mean burn rate (5.84%) for companies in the Russell 3000 and the GICS 4520 Technology Hardware and Equipment sector.

Key Highlights of our 2009 Plan

The 2009 Plan, which was approved by our shareholders in May 2009, incorporates best practices and strong corporate governance provisions that the Compensation and Organization Committee (referred to in this proposal as the “Committee”) continues to believe are appropriate for Rogers. Key highlights include the following:
  The 2009 Plan is administered by the Compensation and Organization Committee, which is composed solely of independent directors.

  The 2009 Plan prohibits us from repricing any award without shareholder approval.

  The 2009 Plan does not contain a liberal Change in Control definition.

  The 2009 Plan allows the Committee the ability to grant various types of stock-based compensation to achieve different objectives.

  Stock option and stock appreciation rights granted under the 2009 Plan have a maximum term of 10 years.

  The 2009 Plan will not automatically provide for full vesting and maximum payment of equity awards upon a Change in Control.

  The 2009 Plan will not allow a participant to transfer for value any outstanding awards to a financial institution or any other person.

  The 2009 Plan allows certain awards to be structured as performance based compensation in order to obtain favorable tax treatment under Section 162(m) of the Internal Revenue Code.
Description of the 2009 Plan

General. The 2009 Plan provides for the following types of awards: stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, and other stock awards. Each of these is referred to individually below as an “award” in this Proposal. Those who will be eligible for awards under the 2009 Plan include employees, directors and consultants of the Company and its affiliates. As of March 1, 2011, approximately 200 employees, consultants and directors would be eligible to participate in the 2009 Plan. The 2009 Plan will remain in effect until February 10, 2019.

Administration. The Committee will administer the 2009 Plan. Each member of the Committee as of the date of this proxy statement qualifies as a “non-management director” under Rule 16b-3 of the Securities and Exchange Act of 1934, and as an “outside director” under Section 162(m) of the Internal Revenue Code so that the Company is eligible to take a federal tax deduction for certain compensation paid under the 2009 Plan. Subject to the terms of the 2009 Plan, the Committee has discretion to select the employees and consultants who will receive awards, determine the terms and conditions of awards (including the type and amount of award), to interpret the provision of the 2009 Plan and outstanding awards and to take other appropriate actions as provided under the 2009 Plan, including the acceleration of vesting under awards and extending the exercise period of stock options after employment termination. Grants to directors are made by the board. The Committee may not amend any award to reduce the exercise price of that award or cancel any outstanding award in exchange for other awards with an exercise price lower than the original award, unless such action is approved by shareholders.

Stock Options. The Committee is able to grant non-qualified stock options (“NQSO”) and incentive stock options (“ISO”) under the 2009 Plan. The Committee determines the number of shares subject to each stock option. The Committee determines the exercise price of stock options granted under the 2009 Plan, provided that the exercise price must be at least equal to the fair market value of Rogers’ common stock on the date of grant. In addition, the exercise price of an ISO granted to any participant who owns more than 10% of the total voting power of all classes of Rogers’ outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of a stock option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an ISO may not exceed five years. After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the award agreement. The 2009 Plan permits stock options to be exercised using a “net settlement” feature (i.e., the issuance of shares equal to the option spread without payment of the exercise price).

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of Rogers’ common stock, which vest in accordance with the terms and conditions established by the Committee in its sole discretion. The award agreement will generally grant us a right to repurchase or reacquire the unvested shares upon the termination of the participant’s service with the Company. The Committee will determine the number of shares granted pursuant to an award of restricted stock.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Committee establishes are satisfied. Such criteria may be based on continued employment or achieving performance objectives or a combination thereof. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the award agreement. The Committee, in its sole discretion, may pay earned restricted stock units in shares. On the date set forth in the award agreement, all unearned restricted stock units will be forfeited to us. The Committee determines the number of restricted stock units granted to any participant.

Stock Appreciation Rights. The Committee will be able to grant stock appreciation rights, which are the rights to receive the appreciation in the fair market value of common stock occurring between the exercise date and the date of grant. We can pay the appreciation in cash, common stock of equivalent value, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the 2009 Plan. The Committee, subject to the terms of the 2009 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2009 Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed 10 years. After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement (except as otherwise expressly provided for).

Performance Objectives. The granting and/or vesting of full-value awards and other incentives under the 2009 Plan may be made subject to the attainment of one of more financial and/or operational objectives that were approved by shareholders in 2009. These permitted objectives and the manner in which they may be set and measured are set forth in the copy of the 2009 Plan that is attached as Appendix A to this proxy statement.

Transferability of Awards. Awards granted under the 2009 Plan are generally not transferable except as would be permitted under an S-8 registration statement (i.e., members of a participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family).

Merger or Change in Control. In the event of a merger or Change in Control of the Company, each outstanding stock option and stock appreciation right will be assumed by, or substituted with an equivalent option, of the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to take such action, the participant will fully vest in and have the right to exercise all of his or her outstanding stock options or stock appreciation rights. Restricted stock, restricted stock units and other full-value award subject to performance based vesting shall be accelerated on a pro rata basis by reason of a Change in Control based upon the extent to which the performance objectives for any such award has been achieved, as determined in the Committee’s sole discretion, and how long a participant was employed during the performance period prior to the Change in Control.

Amendment and Termination of the 2009 Plan. The board will have the authority to amend, alter, suspend or terminate the 2009 Plan, except that shareholder approval will be required for any amendment to the 2009 Plan to the extent required by any applicable laws including the proposed amendment herein. No amendment, alteration, suspension or termination of the 2009 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Committee in a writing signed by the participant and the Company. The 2009 Plan will terminate on February 10, 2019, unless the board terminates it earlier.

Other Benefits. The Company reserves the right to pay other forms of incentive compensation, including but not limited to awards under our Annual Incentive Compensation Plan.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to award granted under the 2009 Plan based on federal income tax laws in effect on the date of this proxy statement.

This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Internal Revenue Code Section 409A) or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2009 Plan.

Stock Options. The grant of a stock option will have no tax consequences to the recipient or to the Company or its affiliates. In general, upon the exercise of an ISO, the employee will not recognize income and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date of an ISO over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of an NQSO, the employee (or consultant or director, as applicable) will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and the Company (or the affiliate receiving the services of the individual who was granted the NQSO) will generally be entitled to a tax deduction in the same amount. If the acquired shares are restricted stock (i.e., they are not transferable and are subject to a substantial risk of forfeiture), the tax consequences for restricted stock (described below) will apply.

If an employee (or consultant or director) transfers NQSOs to members of his or her immediate family or to a trust, partnership, or corporation (as described above), the transfer will not be a taxable event. Upon the exercise of the NQSOs (by the family member, trust, partnership, or corporation), the employee (or consultant or director) will recognize ordinary income.

Stock Appreciation Rights. The grant of a stock appreciation right will have no tax consequences to the recipient or to the Company or its affiliates. Upon the exercise of a stock appreciation right, the employee (or consultant or director, as applicable) will recognize ordinary income equal to the received shares’ fair market value on the exercise date – this amount is equal to the value of a share of our stock over a base price designated at the time of grant for each exercised stock appreciation right. The Company (or the affiliate receiving the services of the individual who was granted the stock appreciation right) will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards. In general, the grant of restricted stock, a restricted stock unit, or other full value awards will have no tax consequences to the recipient or to the Company or its affiliates. When the award is settled (or, in the case of restricted stock, when the restrictions are lifted), the employee (or consultant or director, as applicable) will recognize ordinary income equal to the excess of (1) the applicable shares’ fair market value on the date the restrictions are lifted over (2) the amount, if any, paid for the shares by the employee (or consultant or director); the Company (or the affiliate receiving services from such individual) will generally be entitled to a tax deduction in the same amount subject to the Section 162(m) deduction limitation discussed below. If the award is settled in cash or other property, the employee (or consultant or director) will recognize ordinary income equal to the net amount received, and the Company (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount. The grantee of a restricted stock award may elect to be taxed on the date of grant by filing a “Section 83(b) election” rather than on the date when the restrictions are lifted.

Sale of Shares. When an employee (or director or consultant) sells shares received under any award other than an ISO, the employee (or director or consultant) will recognize capital gain or loss equal to the difference between the sale proceeds and the employee’s (or director’s or consultant’s) basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lifting of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When an employee disposes of ISO shares, the difference between the amount realized by the employee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the employee does not hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, then: (1) the excess of the ISO shares’ fair market value on the exercise date over the exercise price will generally be treated as ordinary income for the employee; (2) the difference between the sale proceeds and the ISO shares’ fair market value on the exercise date will be treated as a capital gain or loss for the employee; and (3) the employer will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.

Deduction Limits. Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its 3 most highly compensated executive officers other than the Chief Financial Officer. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to a named executive officer for a fiscal year will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can elect to preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include setting limits on the number of awards that any individual may receive and for awards other than certain stock options (such as restricted stock and restricted stock units), establishing performance criteria that must be met before the award actually will vest or be paid.

The 2009 Plan has been designed to permit the Committee to grant awards that qualify as performance based for purposes of satisfying the conditions of Section 162(m), thereby resulting in continued federal income tax deductions in connection with such awards. However, there is no requirement for the Committee to grant awards in a manner that will qualify as performance based compensation, and there is no guarantee that amounts will qualify as performance based compensation and be exempt from the $1 million deduction limitation under Section 162(m). Time-based restricted stock units will not qualify as performance based compensation under Section 162(m). In addition, if the shareholders approve the February 9th amendment, the 2011-2013 performance based restricted stock units will not qualify for the performance based exemption because the grant date following shareholder approval would be more than three months after the beginning of the performance period; however, payment of stock under these awards will be delayed as necessary to preserve deductibility under current law.

EQUITY COMPENSATION PLAN INFORMATION

On May 7, 2009, shareholders approved the Rogers Corporation 2009 Long-Term Equity Compensation Plan and as of that date no further equity awards will be made pursuant to the provisions of the Rogers Corporation (i) 1988 Stock Option Plan, (ii) 1994 Stock Compensation Plan, (iii) 1998 Stock Incentive Plan, (iv) 2005 Equity Compensation Plan and (v) 1990 Stock Option Plan.

The table and footnotes below describe those equity compensation plans approved and not approved by security holders of Rogers Corporation as of December 31, 2010, the end of the Company’s fiscal year.

	(a)	(b)	(c)
			Number of securities
	Number of		remaining available
	securities to be	Weighted	for future issuance
	issued upon	average exercise	under each equity
	exercise of	price of	compensation plan
	outstanding	outstanding	excluding securities
	options, warrants	options, warrants	referenced in column
Plan Category	and rights (4)	and rights (4)	(a) (5)
Equity Compensation Plans Approved by
Security Holders
Rogers Corporation 1988 Stock Option Plan	48,108	$48.76	-
Rogers Corporation 1994 Stock Compensation Plan	30,601	$39.74	-
Rogers Corporation 1998 Stock Incentive Plan	334,901	$36.98	-
Rogers Corporation 2005 Equity Compensation Plan	885,499	$41.04	-
Rogers Corporation 2009 Long-Term Equity	636,600	$23.92	5,600
Compensation Plan
Rogers Corporation Global Stock Ownership Plan	-	-	254,490
For Employees (1)

Equity Compensation Plans Not Approved by
Security Holders
Rogers Corporation 1990 Stock Option Plan (2)	690,662	$41.14	-
Rogers Corporation Stock Acquisition Program (3)	-	-	120,883
Total (4)	2,626,371	$36.53	380,973

(1)	This is an employee stock purchase plan within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.
(2)	The Rogers Corporation 1990 Stock Option Plan was adopted in 1990 to award officers and key employees of Rogers with stock option grants. Under this plan, options generally have an exercise price equal to at least the fair market value of Rogers stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant, except for the grants made to most employees in 2004 and 2005. Such 2004 and 2005 stock options were immediately vested upon grant, but any shares acquired upon option exercise during the first four years after the grant date could not be sold during the four year period if the individual was still actively employed at Rogers. Termination of employment because of retirement, or for certain other reasons, may shorten the vesting schedule, the expiration date or eliminate the aforementioned sales restriction.
(3)	The purpose of the Stock Acquisition Program is to enable non-management directors and executive officers to acquire shares of Rogers’ common stock in lieu of cash compensation at the then current fair market value of such common stock.
(4)	Does not include deferred stock units, restricted stock or phantom stock units. As of 12/31/2010, 28,600 shares were reserved for deferred stock unit awards, 266,900 shares were reserved for restricted stock awards and 28,845 shares were reserved for phantom stock units related to the deferral of compensation ultimately to be paid in Rogers stock.
(5)	On May 7, 2009, shareholders approved the Rogers Corporation 2009 Long-Term Equity Compensation Plan and as of that date no further equity awards will be made pursuant to the provisions of the Rogers Corporation (i)1988 Stock Option Plan, (ii) 1994 Stock Compensation Plan, (iii) 1998 Stock Incentive Plan, (iv) 2005 Equity Compensation Plan and (v) 1990 Stock

Option Plan. For this reason a dash appears in the applicable rows of this column. The number for the 2009 Long-Term Equity Compensation Plan has been reduced by shares reserved for restricted stock awards and deferred stock units.

Vote Required for the Approval of the February 9th Amendment and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes properly cast is necessary to approve the February 9th amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan 2009 Plan (i.e., the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the approval of the February 9th amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan.

Proposal 5: Ratification of Appointment of Independent Registered Public
Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as Rogers’ independent registered public accounting firm for fiscal year 2011 and the Board of Directors is asking that shareholders ratify this appointment. Although advisory only because the Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission to have responsibility for the appointment of the Company’s independent registered public accounting firm, this proposal is put before the shareholders in order to seek the shareholders’ views on this important corporate matter. If the shareholders do not ratify the appointment, the Audit Committee will take the matter under advisement. Rogers expects representatives of Ernst & Young LLP, Rogers’ independent registered public accounting firm selected as the independent registered public accounting firm for the fiscal years ended December 31, 2010, (fiscal 2010), and ending December 31, 2011, (fiscal 2011), to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to Rogers by Ernst & Young LLP for the fiscal years shown.

	2010	2009
Audit Fees (1)	$1,561,172	$1,494,959
Audited-Related Fees (2)	75,496	57,424
Tax Fees (3)	131,670	151,345
All Other Fees (4)	-	-
Total	$1,768,338	$1,703,728

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Amounts for both 2009 and 2010 also include fees for the audit of internal control over financial reporting as required under the Sarbanes-Oxley Act of 2002. Fees paid for the internal control over financial reporting audits were $246,731 in 2009 and $254,702 in 2010.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. This category includes fees related primarily to accounting consultations and employee benefit plan audits.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance; tax planning and compliance work in connection with acquisitions and international tax planning.
(4)	All Other Fees consist of fees for products and services other than the services reported above; however, there were no such fees in either year.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by Ernst & Young LLP in fiscal year 2010 and related fees were approved in accordance with the Audit Committee’s policy.

Vote Required for Ratification and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes properly cast on this proposal shall constitute approval of the ratification of the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for fiscal year 2011. Abstentions and broker non-votes will not have any effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for fiscal year 2011.

Related Party Transactions

In 2010, Rogers did not engage in any transaction in which any of its executive officers, directors, 5% shareholders, or any immediate family members of the foregoing, have a material interest.

Policies and Procedures for Approval of Related Party Transactions

Rogers’ Code of Business Conduct and Ethics, which sets forth standards applicable to all directors, officers and employees of Rogers, prohibits the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of this Code for a director or an officer may only be granted by the Nominating and Governance Committee of the Board of Directors. Any waiver of this Code that is granted to a director or an officer would be posted on Rogers’ website, or otherwise publicly disclosed, as required by applicable law or the rules and regulations of the New York Stock Exchange. Waivers for other employees must be approved by certain members of senior management.

In addition, to supplement the Code of Business Conduct and Ethics, in August 2007, the Board of Directors adopted a written Related Party Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) the amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) Rogers was, is or will be a participant (even if not necessarily a party); and (iii) a related party has or will have a direct or indirect interest (other than solely being a director or less than 10 percent beneficial owner of another entity).

For purposes of the policy, a related party is one of the following:
  a member of the Board of Directors;
  a nominee for the Board of Directors;
  an executive officer;
  a person who beneficially owns more than 5% of Rogers’ common stock; or
  any immediate family member of any of the people listed above.
Under the policy, the Company’s Nominating and Governance Committee is responsible for reviewing the material facts regarding related party transactions that require its approval and either approve or disapprove of Rogers entering into the transaction, subject to certain exceptions (or, in the case of transactions for which advance approval is not feasible, ratify the transaction or, if the committee determines the transaction not to be appropriate, terminate the transaction). In determining whether to approve or disapprove a related party transaction, the committee shall consider all relevant facts and circumstances, including the following factors:
  whether the transaction is on terms no less favorable to Rogers than terms generally available from an unaffiliated third party under the same or similar circumstances;
  whether the transaction is material to Rogers;
  the role that the related party has played in arranging the transaction; and
  the extent of the related party’s interest in the transaction.
No director shall participate in the review of a related party transaction in which he or she is a related party, except that the director shall provide all material information concerning the transaction to the chairperson of the Nominating and Governance Committee or the full Nominating and Governance Committee, as applicable. The chairperson of the Nominating and Governance Committee has the authority to individually pre-approve (as applicable) any related party transaction (except where the chairperson is the related party) in which the aggregate amount involved is expected to be less than $500,000.

Each of the following related party transactions shall generally be considered pre-approved by the committee, even if the aggregate amount involved exceeds $120,000:
  executive officer compensation;
  director compensation;
  grants of awards to executive officers or directors pursuant to the Company’s incentive compensation plans;
  certain transactions with other companies;
  certain Company charitable contributions;
  transactions where all shareholders receive proportional benefits; and
  transactions involving competitive bids.
Rogers will disclose the terms of related party transactions in its filings with the Securities and Exchange Commission to the extent required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rogers’ executive officers and directors, and persons who own more than 10% of Rogers’ capital stock, to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required to furnish Rogers with copies of all reports they file.

Based solely on Rogers’ review of the copies of such forms it has received, and written representations from certain reporting persons, Rogers believes that all of its executive officers and directors, and persons who own more than 10% of Rogers’ capital stock, complied with all Section 16(a) filing requirements applicable to them during Rogers’ fiscal year ended December 31, 2010, except as described in the next sentence. Two Form 4’s were filed late due to an administrative error by the Company relative to the deferral of a total of 106 shares of Rogers stock by Mr. Peter C. Wallace, a newly appointed Director of the Company.

Proposals of Shareholders

Proposals of shareholders intended to be presented at the 2012 Annual Meeting of Shareholders must be received by Rogers on or before November 30, 2011, to be considered for inclusion in Rogers’ proxy statement and form of proxy. In addition, the Company’s Bylaws establish an advance notice procedure for shareholders to present business to be conducted at the Annual Meeting. In order for a shareholder to present a proposal at the 2012 Annual Meeting, although not included in the proxy statement and form of proxy, notice of such proposal must be received by Rogers on or before December 14, 2011, and it must also comply with the other requirements of the Company’s Bylaws. All shareholder proposals or notices of an intention to make a proposal, should be marked for the attention of the Office of the Corporate Secretary, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188.

Solicitation of Proxies

Rogers will pay the cost of soliciting proxies, including preparing, assembling and mailing the Notice Regarding the Availability of Proxy Materials, proxy statement, proxy card and other proxy materials, except for some costs associated with individual shareholders’ use of the Internet or telephone. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses. In addition, Rogers has retained Alliance Advisors, L.L.C. to assist it in the solicitation of proxies at a cost of approximately $7,000 plus reimbursement of expenses.

“Householding” of Proxy Materials

The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single Notice Regarding the Availability of Proxy Materials, and, for those who request, a single paper copy of the proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Rogers’ shareholders will be “householding” proxy materials. A single Notice Regarding the Availability of Proxy Materials and, for those who request, a single paper copy of the proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials, proxy statement and/or annual report, please notify the broker and send a written request to Rogers Corporation, Office of the Corporate Secretary, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188 or contact Robert M. Soffer at (860) 779-5566 and Rogers will promptly deliver a separate copy of the proxy statement and annual report to such shareholder.

Shareholders who share the same address, who currently receive multiple copies of the Rogers Notice Regarding the Availability of Proxy Materials, proxy statement and annual report and would like to request “householding” of such information should contact their broker or Rogers.

Communications with Members of the Board of Directors

Although the Board of Directors has not formally adopted a process by which shareholders may communicate directly with directors, it believes that the procedures currently in place and described below will continue to serve the needs of the Board and shareholders. Until such time as the Board may adopt a different set of procedures, any such shareholder communications should be sent to the Board of Directors, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, c/o Vice President and Secretary of the Company. At the present time, all such communications sent by shareholders to the above address will be forwarded to the Lead Director of the Board for consideration.

Availability of Certain Documents

Rogers Corporation maintains a website (http://www.rogerscorp.com). Rogers’ Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Related Party Transactions Policy, Audit Committee Charter, Compensation and Organization Committee Charter and Nominating and Governance Committee Charter are each available in a printable format on this website, www.rogerscorp.com/cg/. Rogers Corporation’s website is not incorporated into or a part of this proxy statement.

Appendix A

Rogers Corporation

2009 Long-Term Equity Compensation Plan

This Appendix A highlights the amendment (see Section 2.1(a)) to the Rogers Corporation 2009 Long-Term Equity Compensation Plan discussed elsewhere in this Proxy Statement that was not part of this plan as originally approved by shareholders in May 2009.

ARTICLE 1.
BACKGROUND AND PURPOSE

     1.1. Background. This Rogers Corporation 2009 Long-Term Equity Compensation Plan (the “Plan”) permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares and other equity-based awards.

     1.2. Purpose. The purposes of the Plan are (a) to attract, reward and retain highly competent persons as Employees, Directors, and Consultants; (b) to provide additional incentives to Employees, Directors, and Consultants as determined by the Committee by aligning their interests with those of the Company’s shareholders; and (c) to promote the success of the Company’s business.

     1.3. Eligibility. Employees, Consultants, and Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

     1.4. Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings set forth in Article 13 below.

ARTICLE 2.
SHARE LIMITS

     2.1 Shares Subject to the Plan.

          (a) Share Reserve. Subject to adjustment under Section 2.3 of the Plan, ~~Awards may be made under the Plan beginning on the Effective Date for up to an aggregate of 860,000 Shares~~ the aggregate number of Shares that may be delivered pursuant to Awards shall be increased by 415,000 Shares from 860,000 Shares to 1,275,000 Shares. All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares in such manner as it may consider appropriate in order to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

          (b) Shares Counted Against Limitation. If an Option is exercised, in whole or in part, by either the tender of Shares under Section 5.4(b) or a net exercise under Section 5.4(c), or if the Company’s tax withholding obligation is satisfied by withholding Shares under Section 11.7(b), the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 2.1 shall be the net number of Shares actually issued upon exercise. To the extent that an Award is designated to be paid in cash, such cash payment will not reduce the number of Shares available for issuance under the Plan.

          (c) Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

          (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including provisions that preserve the aggregate exercise price and the aggregate option spread as of the closing date of any such transaction in a manner that complies with Section 409A of the Code. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.

     2.2. Individual Share Limit. No individual shall be granted Options and Stock Appreciation Rights with respect to more than 80,000 Shares during any Tax Year. No individual shall be granted Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or any other type of Equity-Based Award described under Section 9.1 with respect to more than 80,000 during any Tax Year. The limits described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code.

          (a) Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

          (b) Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant as set forth in this Section 2.2.

     2.3. Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares), including a Change in Control, or a sale of all or substantially all the assets of the Company occurs. The Committee will, in such manner and to such extent (if any) as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of Participants:

          (a) proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of Shares set forth elsewhere in the Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, (v) the repurchase price, if any per Share subject to each outstanding Restricted Stock Award, or (vi) the performance standards appropriate to any outstanding Awards (subject to the limitations for performance based compensation under Section 162(m) of the Code), or

          (b) subject to Section 11.9 of the Plan, in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, including, without limitation, in the event of a Change in Control, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to Shares upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are given advance written notice or (v) a combination of the foregoing, which may vary among Participants.

The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess, if any, of the per Share amount payable upon or in respect of such event over the exercise price of the Award. The Committee’s determination with respect to any adjustments under this Section 2.3 shall be final and conclusive. The Committee may act under this Section 2.3 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to shareholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 2.3(a) above shall nevertheless be made. Any adjustments made under this Section 2.3 shall be done in a manner that complies with Section 409A of the Code, to the extent applicable.

ARTICLE 3.
PLAN ADMINISTRATION

     3.1. Administrator. The Plan shall be administered by the Committee.

     3.2 Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect (including but not limited to amending an Award Agreement to comply with Applicable Law), supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 14.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 11.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (l) to accelerate at any time the vesting, exercisability or both of all or any portion of an Award; (m) to determine the treatment of Awards in connection with a Change in Control; (n) subject to the restrictions under Section 409A of the Code, to extend at any time the period during which a Stock Option may be exercised or a Stock Appreciation Right may be settled, and (o) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

     3.3. Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “non-qualified deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee, or if an Award is subject to Section 409A of the Code, in a manner that complies with Section 409A of the Code. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A of the Code or Section 162(m) of the Code with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

     3.4. Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Board nor the Committee, nor any member of either or any delegatee thereof (including any person signing on behalf of the Company) shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

     3.5. Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

ARTICLE 4.
VESTING AND PERFORMANCE OBJECTIVES

     4.1. General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

     4.2. Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement specifically provides otherwise or unless otherwise determined by the Committee.

     4.3. Performance Objectives.

          (a) Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. Performance Objectives may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures. The designated level of performance for a Performance Objective may vary from Participant to Participant. Performance Objectives with respect to any Award may include any one or more of the following General Financial and/or Operational Objectives or combination thereof, as established by the Committee in its sole discretion, which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

          (i) General Financial Objectives:
  Achieving a target return on the Company’s (or an Affiliate’s) sales, revenues, capital, assets, or shareholders’ equity;

  Increasing the Company’s net sales;

  Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or diluted earnings per share);

  Achieving a target level of pre-tax or after-tax income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate or a business unit;

  Maintaining or achieving a target level of appreciation in the price of the Shares;

  Increasing the Company’s (or an Affiliate’s) market share to a specified target level;

  Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

  Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

  Achieving specified reductions in costs or targeted levels in costs;

  Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts;

  Achieving a level of cash flow, funds from operations or similar measure and
          (ii) Operational Objectives:
  Introducing one or more products into one or more new markets;

  Acquiring a prescribed number of new customers in a line of business;

  Achieving a prescribed level of productivity within a business unit;

  Completing specified projects within or below the applicable budget;

  Acquiring other businesses or integrating acquired businesses; and

  Expanding into other markets.

The Committee is authorized to exclude one or more of the following items in establishing performance goals that may be established for Awards: (1) the dilutive effects of acquisitions or joint ventures; (2) restructuring and/or other nonrecurring charges; (3) exchange rate effects, as applicable, for non-US dollar denominated net sales and operating earnings; (4) the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (5) the effects to any statutory adjustments to corporate tax rates; (6) the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (7) the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. Any such exclusion must be taken prior to the earlier to occur of 90 days after the commencement of the period of service to which the performance goals relate and the lapse of 25% of the period of service.

          (b) Shareholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a) above, and the other material terms of Awards that are intended to qualify as “performance based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s shareholders in the time period prescribed by Section 162(m) of the Code.

          (c) Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than ninety (90) days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) with respect to an Executive Officer may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on any Award that otherwise would be due upon the attainment of the Performance Objective(s).

          (d) Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.

          (e) Adjustments. The Committee may adjust in any manner the number of Shares deliverable or the amount payable under any Award subject to Performance Objectives under this Section 4.3 notwithstanding satisfaction of any Performance Objective in the event that exceptional circumstances arise that, in the Committee's judgment, would result in payouts not consistent with the Committee's intentions as of the grant date or would otherwise cause the Award to result in an outcome materially inconsistent with the best interests of the Company; provided, however, that in no event shall the Committee increase the number of Shares deliverable or the amount payable under any Award with respect to any Participant who is an Executive Officer at any time during the performance period or the time of payment.

ARTICLE 5.
STOCK OPTIONS

     5.1. Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

     5.2. Type of Option.

          (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only an Employee may be granted an Incentive Stock Option – a Director or Consultant may only receive an Option in the form of a Non-Qualified Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be treated as a Non-Qualified Stock Option.

          (b) Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

     5.3. Limitations.

          (a) Maximum Term. No Option shall have a term in excess of ten (10) years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

          (b) Minimum Exercise Price. Subject to Section 2.3 of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), subject to Section 2.3 of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

          (c) $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under the Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 5.3(c), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted consistent with Applicable Law.

          (d) 10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, determined under Section 424(d) of the Code.

          (e) Time Limit on Granting Incentive Stock Options. Incentive Stock Options may only be granted within ten years after the date the Board approves the Plan.

     5.4. Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), (c), (d) and (e) below.

          (a) Cash Equivalent. Consideration may be paid by cash, check, electronic transfer of funds, or other cash equivalent approved by the Committee.

          (b) Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the Plan may not be Shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate (including requiring that any such Shares be held for a certain minimum period of time, to the extent required by applicable accounting rules). For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

          (c) Net-Exercise. The Exercise Price may be paid by having the Company retain from Shares otherwise issuable upon the exercise of the Option a number of Shares having a Fair Market Value equal to the Exercise Price (a “net-exercise”). For purposes of determining the amount of the Option price satisfied by retaining Shares, such Shares shall be valued at their Fair Market Value on the date of exercise.

          (d) Broker-Assisted Cashless Exercise. Subject to the Committee’s approval and further subject to the Shares being actively traded on a securities exchange, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) irrevocable instructions to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company. A Participant may use this form of exercise only if the exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.

          (e) Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

     5.5. Exercise of Option.

          (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Company or the Company’s designee designated to accept notice of exercise receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option specifying the number of Shares to be purchased and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.

          (b) Rights as a Shareholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option.

ARTICLE 6.
STOCK APPRECIATION RIGHTS

     6.1. Terms of Stock Appreciation Right. Each Stock Appreciation Right shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the limitations set forth below. Except as otherwise specifically provided for by the Committee, all Awards of Stock Appreciation Rights shall be settled in shares of Common Stock issuable upon the exercise of the Stock Appreciation Right.

          (a) Base Price. The base price per Share subject to a Stock Appreciation Right shall be determined by the Committee and may not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

          (b) Exercise Period. Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten years after the date it is granted. Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the applicable Award Agreement.

     6.2. Exercise of Stock Appreciation Right.

          (a) Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

          (b) Rights as a Shareholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Stock Appreciation Right.

ARTICLE 7.
RESTRICTED STOCK

     7.1. Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

     7.2. Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

     7.3. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock on the grant date as it may deem advisable or appropriate.

     7.4. Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 11.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

     7.5. Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

     7.6. Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement, as follows:

          (a) If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

          (b) If any such dividends or distributions are paid in cash, the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated (without interest) during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock become nonforfeitable or are forfeited, as the case may be. In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes nonforfeitable.

ARTICLE 8.
RESTRICTED STOCK UNITS

     8.1. Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

     8.2. Settlement of Restricted Stock Units. Subject to Section 11.5 of the Plan, unless otherwise provided in an Award Agreement, the number of Shares specified in the Award Agreement shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

     8.3. Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. Dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated (without interest) during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited, as the case may be.

     8.4. Deferral Election. Notwithstanding anything to the contrary in Sections 8.2 or 8.3, a Participant may elect in accordance with the terms of the Award Agreement and Section 409A of the Code to defer receipt of all or any portion of the Shares or other property otherwise issuable to the Participant pursuant to a Restricted Stock Unit Award to the extent permitted by the Committee.

ARTICLE 9.
OTHER EQUITY-BASED AWARDS

     9.1. Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including Deferred Stock Units, Unrestricted Shares, Performance Shares and the grant of securities convertible into Shares. The Committee shall determine the terms and conditions of such Awards, including the number of Shares and any vesting or performance restrictions. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Article 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine.

ARTICLE 10.
TERMINATION OF SERVICE

     10.1 Effect of Termination of Service on Awards; Forfeiture. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to be a Service Provider prior to the end of a performance period, Period of Restriction or the exercise, vesting or settlement of such Award. Unless otherwise determined by the Committee if, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction or the vesting date applicable to such Award (or the applicable portion of such Award) or (b) any Performance Objectives are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such Performance Objectives, then all such then unvested and/or unearned Awards shall be forfeited by the Participant without any consideration due to such Participant.

ARTICLE 11.
ADDITIONAL TERMS OF AWARDS

     11.1. No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards and treatment of an Award under Section 2.3(b) need not be the same with respect to each Participant.

     11.2. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall it interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time for any reason to the extent permitted by Applicable Laws.

     11.3. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     11.4. Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Non-Qualified Stock Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only shareholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

     11.5. Conditions on Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval by the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

     11.6. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     11.7. Tax Withholding.

          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, local and foreign income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

          (b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy a tax withholding obligation with respect to an Award, in whole or in part or some combination thereof, by electing to have the Company withhold otherwise deliverable Shares with respect to such Award or delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

     11.8. Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include on the grant date such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including but not limited to restrictions on resale or other disposition, rights of the Company to repurchase or recover Shares or Shares underlying Awards, provisions with respect to the treatment and/or forfeiture of Awards in the event that a Participant breaches any confidentiality, non-competition, non-solicitation or other restrictive covenant and provisions to comply with Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent. Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a Repricing of the exercise price or base amount of any Option or Stock Appreciation Right without shareholder approval except as contemplated in Section 2.3 (with respect to a stock split, merger, acquisition, spin-off or any other similar, unusual or extraordinary corporate transaction or event in respect of the Shares as described therein).

     11.9 Change in Control. Unless otherwise determined by the Committee:

          (a) The vesting of Awards that vest solely on the basis of continued employment with the Company or any of its Affiliates shall be accelerated solely by reason of a Change in Control only if the surviving corporation or acquiring corporation following a Change in Control refuses to assume or continue such Awards or to substitute similar Awards for those outstanding immediately prior to the Change in Control. If such Awards are so continued, assumed or substituted and at any time after the Change in Control a Participant is terminated without Cause, then the vesting and exercisability of all such unvested Awards held by such Participant shall be accelerated in full and any reacquisition rights held by the Company with respect to an Award shall lapse in full, in each case, upon such termination.

          (b) The vesting of Awards that vest, in whole or in part, based upon achieving Performance Objectives shall be accelerated on a pro rata basis by reason of a Change in Control. The pro rata vesting amount shall be determined in good faith by the Committee based upon (A) the extent to which the Performance Objectives for any such award has been achieved after evaluating actual performance from the start of the performance period until the date of the Change in Control and equitably adjusting performance targets for the shortened period during which the Performance Objectives could be achieved, and (B) the number of days the Participant was employed during the Award’s performance period as of the date of the Change in Control.

          (c) Unless otherwise compliant with Section 409A of the Code, notwithstanding the foregoing, any Award that is subject to Section 409A of the Code shall only be settled upon a Change in Control if such Change in Control also constitutes a change in the ownership or a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as each is defined under Section 409A of the Code and the regulations thereunder (a “Qualifying Change in Control”). Upon a Change in Control that does not constitute a Qualifying Change in Control, Awards that are subject to Section 409A of the Code shall remain payable at the times and in the forms provided for in the applicable Award (without regard to such Change in Control).

     11.10. Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

     11.11. Trading Policy Restrictions. Awards shall be subject to the Company’s insider trading policy as may be in effect from time to time, including any blackout period trading prohibition or requirement to obtain mandatory pre-clearance of a transaction.

     11.12. Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

     11.13. Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.

ARTICLE 12.
TERM, AMENDMENT, AND TERMINATION OF PLAN

     12.1. Term of Plan. The Plan shall become effective on the Effective Date.

     12.2. Termination. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 12.3 of the Plan.

     12.3. Amendment. The Board may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. Any revision that deletes or limits the scope of the provisions of Section 11.8 prohibiting Repricing of Options or Stock Appreciation Rights without shareholder approval shall require shareholder approval.

     12.4. Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan or an Award Agreement shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 13.
DEFINITIONS

     “Affiliate” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, applicable accounting standards and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

     “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

     “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan (which may, but need not be executed, at the discretion of the Committee). A writing includes an electronic form of agreement. Each Award Agreement shall be subject to the terms and conditions of the Plan.

     “Beneficiary” means the person or persons entitled to exercise any Award or receive any payment under an Award after a Participant’s death as determined under Section 14.4 of the Plan.

     “Board” means the board of directors of the Company.

     “Cause”, as used in connection with the termination of a Participant’s services, means (1) with respect to any Participant covered under an Officer Special Severance Agreement with the Company, “cause” as defined in that agreement, or (2) with respect to any other Participant, any of the following:

          (i) the failure of the Participant to perform any of his or her duties to the Company that results in material harm to the Company, including, without limitation, breach of the Company’s code of ethics, conflict of interest or a material violation of a material restriction under any other Company policy.

          (ii) the Participant’s commission of any felony or other crime that the Committee determines adversely impacts the Participant’s ability to continue performing services with the Company;

          (iii) acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving the Company; or

          (iv) a breach of the terms of any confidentiality agreement, non-competition agreement and non-solicitation agreement or any other agreement between the Participant and the Company, after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement.

The Committee shall determine whether conduct constituting “Cause” has occurred for purposes of the Plan. For purposes of this definition, the term “Company” includes any Affiliate of the Company.

“Change in Control” shall mean the first to occur of any one of the following events:

          (i) the closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;

          (ii) the closing of the sale of all of the Company’s Shares to an unrelated person or entity;

          (iii) the consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding Shares immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this subsection, the percentage of the beneficially owned shares of the successor or survivor entity described above shall be determined exclusively by reference to the shares of the successor or survivor entity which result from the beneficial ownership of Shares by the persons described above immediately before the consummation of such transaction; or

          (iv) the complete dissolution or liquidation of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall include any regulations or other guidance of general applicability promulgated under such section, and shall further include any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

     “Committee” means the Compensation and Organization Committee of the Board; provided, however, for the purpose of granting Awards with Service Providers in their capacity as Directors, “Committee” shall mean the Board.

     “Company” means Rogers Corporation, a Massachusetts corporation, or any successor thereto.

     “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services (other than in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for securities) to such entity who is eligible to be covered under an S-8 registration statement.

     “Deferred Stock Unit” means an Award that is vested on the date of grant that entitles the recipient to receive Shares after a designated period of time. Deferred Stock Units shall be subject to such restrictions and conditions as set forth in the Award Agreement, which shall be consistent with the provisions for Restricted Stock Units set forth in Article 8 above except for the requirement to have a Period of Restriction.

     “Director” means a member of the Board.

     “Effective Date” means the date of approval of the Plan by the Board; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s shareholders under Applicable Laws before any compensation under the Plan is paid.

     “Employee” means any person who is treated as an employee in the books and records of the Company or any Affiliate. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act).

     “Fair Market Value” means, with respect to a Share as of any date (except in the case of a cashless exercise pursuant to Section 5.4(d)), (i) if the Shares are admitted to trading on a national securities exchange, the closing price of a Share on such date (or, if the Shares were not traded on such day, then the next preceding day on which the Shares were traded), (ii) if the Shares are not admitted to trading on a national securities exchange, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System (or, if the Shares were not quoted on such day, then the next preceding day on which the Shares were quoted) or (iii) otherwise, the fair market value as determined in good faith by the Committee on such basis as it deems appropriate.

     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

     “Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

     “Participant” means the holder of an outstanding Award granted under the Plan.

     “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

     “Performance Shares” means a contractual right to payment in the form of Shares upon the attainment of one or more Performance Objectives and any other terms and conditions specified by the Committee.

     “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units or Performance Shares, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

     “Plan” means the Rogers Corporation 2009 Long-Term Equity Compensation Plan.

     “Repricing” means (i) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted, (ii) taking any action that is treated as a “repricing” under generally accepted accounting principles, (iii) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award, or (iv) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.

     “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

     “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares after a Period of Restriction as described in Article 8 of the Plan.

     “Service Provider” means an Employee, Director, or Consultant of the Company or an Affiliate.

     “Share” means a share of the Company’s common stock, par value $1.00 per share.

     “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee that shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

     “Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

     “Termination of Service” means, (a) with respect to an Employee, the date the individual ceases to be an Employee, (b) with respect to a Director, the date the individual ceases to be a Director, and (c) with respect to a Consultant, the date the individual ceases to be a Consultant. Awards under the Plan shall not be affected by the change of a Participant’s status within or among the Company and any Affiliate, so long as the Participant continues to provide services in substantially the same capacity as a Service Provider. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status. The employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the Company under an applicable statute or by contract. If the period of leave exceeds six months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence may be substituted for such six-month period.

     “Unrestricted Shares” means a grant of Shares free of any employment based restrictions. Unrestricted Shares may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to a Service Provider.

ARTICLE 14.
MISCELLANEOUS

     14.1. Authorization of Sub-Plans.

          (a) The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

          (b) In addition, the Committee may make Awards to Participants who are foreign nationals, who are employed outside of the United States of America or both (collectively, “Foreign Participants”) on terms and conditions consistent with the Plan’s purpose but different from the provisions specified herein without amending the Plan as may be necessary, desirable or appropriate, as determined in its sole discretion. Subject to any requirement of shareholder approval imposed by applicable law, rule or regulation, the Committee may modify previously granted Awards granted to Foreign Participants to reflect special terms to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

     14.2. Governing Law. Except as specifically provided to the contrary in a sub-plan applicable to a Participant or Beneficiary, the provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

     14.3. Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate authority to grant Awards to a subcommittee of its members in order to deduct amounts as performance based compensation under Section 162(m) of the Code. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

     14.4. Beneficiary. A Participant to whom an Award has been made under the Plan may designate a Beneficiary or Beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Participant’s death. Any such designation shall be made on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no Beneficiary has been designated by a Participant, of if the designated Beneficiaries have predeceased the Participant, the Beneficiary shall be the Participant’s estate.

     14.5. Expenses. The costs of administering the Plan shall be paid by the Company.

     14.6 Severability. If any provision of the Plan, an Award or an Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     14.7. Construction. Unless the contrary is clearly indicated by the context, (a) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (b) the use of the singular shall also include within its meaning the plural and vice versa; and (c) the word “include” shall mean “include but not be limited to,” and the word “including” shall mean “including but not limited to.”

     14.8. No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

     14.9. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     14.10. Complete Statement of Plan. This document is a complete statement of the Plan.

One Technology Drive
P. O. Box 188
Rogers, Connecticut 06263-0188

PHONE:
860.774.9605

WEBSITE:
http://www.rogerscorp.com

ROGERS CORPORATION ONE TECHNOLOGY DRIVE P.O. BOX 188 ROGERS, CT 06263-0188
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M33356-P07116	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY
ROGERS CORPORATION				For	Withhold	For All
				All	All	Except
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 4 AND 5, AND “3 YEARS” FOR PROPOSAL 3.
Vote on Directors				☐	☐	☐
1.	To elect the following nominees as directors.
	Nominees:
	01)	Michael F. Barry	06)	Eileen S. Kraus
	02)	Charles M. Brennan, III	07)	William E. Mitchell
	03)	Gregory B. Howey	08)	Robert G. Paul
	04)	J. Carl Hsu	09)	Robert D. Wachob
	05)	Carol R. Jensen	10)	Peter C. Wallace
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

			For	Against	Abstain
Vote on Proposals
2.	To vote on a non-binding advisory resolution to approve the executive compensation in the accompanying proxy statement for the meeting.		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

3.	To vote on a non-binding advisory resolution to determine whether a shareholder vote on a non-binding advisory resolution to approve executive compensation will occur once every one, two or three years.	☐	☐	☐	☐

		For	Against	Abstain

4.	To approve an amendment to the Rogers Corporation 2009 Long-Term Equity Compensation Plan to increase the number of shares of stock for issuance thereunder from 860,000 to 1,275,000.	☐	☐	☐

5.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2011.	☐	☐	☐

NOTE: SEE OTHER SIDE.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by dating, signing and returning the proxy card as soon as possible.

PLEASE ACT PROMPTLY
DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

Ñ	Please detach and mail in the envelope provided only IF you are not voting via telephone or Internet.	Ñ
M33357-P07116

ROGERS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
MAY 12, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints DENNIS M. LOUGHRAN and ROBERT M. SOFFER, and each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on May 12, 2011 at 10:30 a.m., local time, at the corporate offices of Rogers Corporation, One Technology Drive, Rogers, Connecticut, 06263 and any adjournment thereof. The proxies are authorized to vote all shares of stock in accordance with the instructions listed on the reverse side and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side